Exhibit 10.18

FULL SPECIFICATION

For

5500 DWT CLASS OIL TANKER

For BUNKERING SERVICE

(HULL NO.: QHS-220,221,222,223,224)

On behalf of the Buyer		On behalf of the Seller

/s/ E.S. Albertis		/s/ I.M. Chung

By:	E.S. Albertis	By:	I.M. Chung

Title:	Technical Director	Title:	President

QINGDAO HYUNDAI SHIPBUILDING CO., LTD.

Jan. 13th, 2006

5500DWT CLASS OIL TANKER BUILDING SPECIFICATION

CONTENT

100	General Guidance and Administration	6
	101 Intent, Scope and General Guidance	6

	102 General Description	8

	103 Class Notation and Flag	9

	104 Regulations	9

	105 Certificates	10

	106 Material	11

	107 Workmanship	11

	108 Spare Parts, Tools and Accessories	11

	109 Unit of Measure	12

	110 Minimum Operating Temperature	12

	111 Design Construction Standards	12

	112 Language	12

	113 Buyer Supplied Items	12

	114 Hull Form & Model Test	13

	115 Trim and Stability	13

	116 Determination of Deadweight	15

	117 Building Process	16

	118 Dry Docking	16

	119 Inspection Tests and Trials	16

	120 Vibration and Noise	21

	121 Plans For Approval	22

	122 Finished Plan and Instruction Books	24

	123 Name Plates and Identification	25

	124 Delivery	25

	125 Exemption	25

	126 Insurance	26

	127 Warranty	26

200	General Particulars	27

	201 Principle Dimensions	27

	202 Speed and Endurance	27

	203 Installed Power	27

	204 Deadweight and Capacity	28

	205 Cargo List	28

	206 Bow Thruster	28

	207 Deck Heights, Sheer And Camber	29

	208 Complement	29

300	Hull Structure	29

	301 General	29

	307 Bottom Structure	33

	308 Side Shell Structure	33

	309 Decks	33

	310 Pillars	33

	312 Peak Tanks	34

	313 Superstructure and Deck House	34

	314 Rudder	35

	315 Miscellaneous	35

	401 General	388

	402 Surface Preparation	38

	403 [ILLEGIBLE]	39

	404 Paint Works	40

	405 Film Thickness	40

	406 [ILLEGIBLE]	40

	407 Inspection	40

	408 General Cautions	40

	409 Paint Schedule	411

	410 Cathodic Protection	42

	501 General	444

	502 Desk Covering	44

	503 Insulation and Fire Protection	45

	504 Cabin Furnishing and Fittings	46

	601 General	54

	602 Auchor Windlasses	55

	603 Steering Gear	55

	604 Stern Mooring Winch	56

	606 Hose Handling Crane	56

	607 Mooring Fitting	56

	608 Manifold	57

	609 Oil Spill Drain Tank	57

	610 Mooring Equipment	57

	611 Ladders and Steps	58

	612 Access Hatch and Manhole	58

	613 Fendering	60

	614 Life Saving Appliances	60

	615 Personal Protection	61

	616 Fire Fighting System	62

	617 Fire Hydrant System	63

	618 Foam Fire Extinguish System	64

	619 CO2 Smothering System	64

	620 Mist Spray Fire Fighting System	65

	621 Fire and General Alarm System	65

700	Equipment for Cargo	66

	701 General	66

	702 Loading and Discharging System for Liquid Cargo	66

	703 Cargo Heating System	69

	704 Cargo Tank Vent/Gas Free System	69

	705 Tank Cleaning System	70

	706 Vapour Emission Control System	71

	707 Auxiliary System & Equipment for Cargo	71

	708 Cargo Control Room	72

	709 Oily Water Discharge Monitoring and Control	72

	710 Blender & Flowmeter	73

800	Ship’s Service System	74

	801 Ballast System	744

	802 Bilge Piping	74

	803 Drainage System	75

	804 Sounding System	75

	805 Air-Conditioning System	76

	806 Mechanical Ventilation	76

	807 Natural Ventilation	78

	808 Refrigerated Provision Store	788

900	Machinery Part	79

	901 General	79

	902 Principal Particulars of Machinery	80

	903 Piping System in Engine Room	85

	904 Workshop Machinery	87

	905 Material for Pipes and Valves in E.R	87

906 Miscellaneous Equipment in Engine Room	90

907 Automatic Control and Monitoring Instrumentation	90

[ILLEGIBLE]	94

1004 Primary Source	96

1005 Secondary Source	97

1006 Main Switchboard	98

1007 Emergency Switchboard	99

1009 Distribution System	100

1010 Power System	101

1011 Operation And Control Of Generator	102

1013 [ILLEGIBLE]	102

1014 Navigation Lights and Signal Lights	103

1015 Internal Communication & Alarm System	104

1016 Nautical Equipment	106

[ILLEGIBLE]	106

100 General Guidance and Administration

101 Intent, Scope and General Guidance

This specification and accompanying plan are intended to describe the details of technical matters in the Contract and the design material, construction and equipment of a sea going single screw fixed pitch propeller diesel engine driven 5500 DWT Oil Tanker suitable to transport & supply of the bunker fuel, including clean and dirty oil products in bulk. The maximum specific gravity of cargo oil shall be 1.025[ILLEGIBLE] in all cargo tanks and slop tanks. The flash point of these liquid cargoes can be below 60ºC. The Tanker shall be build to the best commercial marine practice with Unrestricted Ocean – Going Service.

The accompanying plans listed below shall form an integral part of the specifications:

General Arrangement Plan (B-101)
Midship Section Drawing (Subject to the change as per rule requirement) (H-101)
Cargo Oil Piping System (M-410)
Maker List

This specification and accompanied drawings shall form an integral part of the contract.

The vessel will be designed, constructed, equipped, tested and delivered to the Buyer by the Builder in accordance with the building contract and the specification.

Details in design, construction, fabrication, installation, inspection, tests, workmanship etc. not covered by these Specifications shall be in accordance with the Builder’s, Subcontractor’s/Manufacturer’s practices based on the appropriate standards for this kind of vessel being adopted at the time of Vessel’s construction.

Materials, apparatus and equipment shall be in accordance with the ISO, and Chinese Shipbuilding standard.

Any item or construction necessary to complete the vessel safe and workable for its intended purpose shall be supplied and installed by the Builder whether mentioned in the Specification or not as a mutual agreement between the Builder and the Buyer.

It is to be understood that anything not mentioned in these Specifications but required by the Classification Society or Regulatory Bodies listed herein, shall be supplied and/or equipped by the Builder.

Any requirement of the Buyer, which is in excess of the requirements of the Rules and Regulations 5500DWT CLASS OIL TANKER FULL SPECIFICATION as specified in 104 and 105 and/or the content of this specifications shall be subject to adjustment to the contract price, deadweight, speed, cargo cubic capacity, consumption, which may be effected, notified in writing by the Builder and accepted in writing by the Buyer. If the same item is repeated twice or more in these Specifications, it is to be understood that these items shall be supplied and/or equipped once only.

If any inconsistency is found between the Contract, Specification and/or accompanied plans, the former one shall prevail and govern unless otherwise agreed.

If any inconsistency is found between the Hull, Machinery and Electric Specifications, the description of the Specifications which governs the installation or equipment shall prevail.

Any amendments or changes in Rules and Regulations as described in 104 and 105 issued and coming into effect after signing the Contract, is to be treated as a modification to the Contract. The price of changing Contract shall be subject to separate negotiations between the Buyer and the Builder.

Any amendment or changes in this Specification and/or Plans shall be treated in a similar way as Contract.

These amendments or changes shall come into effect after the agreement is reached between the Buyer and the Builder, and a written consent has to be signed between both parties.

component, the term “or equal” shall mean that any substitute shall be of equivalent standard and quality.

Where ever in the Specification the term “or”, “if necessary”, when considered” and other similar expressions may be used, the final choice in all important matters are to be made by mutual agreement between Builder and Buyer.

Details in design, construction, installation, inspection, test, workmanship etc., not covered by the Specification, shall be in accordance with good international shipbuilding practices based on the appropriate standards for this kind of Vessel being adopted at the time of Vessel’s construction, being generally used by international shipyards and agreed by the Buyer.

[ILLEGIBLE]

The description in 100 General Guidance and Administration shall be applied to all parts of the Specification, whereas in the parts the description to be applied to the respective parts, if not stated otherwise.

to be suitable for following environmental condition:

Ambient air temperature 45ºC
Air temperature in engine room 45ºC
Sea water temperature 32ºC
Fresh water temperature 38ºC
Inside temperature 25ºC

Maximum noise level shall refer to IMO Resolution A468 (XII) “Code on Noise Level on Board Ships” but shall try the yard’s best not to exceed the following:

[ILLEGIBLE]
Office/Control Rooms: 65 db
Mess Rooms: 65 db
Galley, Laundry With Equipment Running: 80 db
Galley, Laundry Without Equipment Running: 70 db
Private Cabins and Infirmary: 60 db
Engine Control Room: 75 db

Work Shop: 85 db
Steering Gear Room: 110 db

Makers List:

All equipment shall be selected out of the makers listed in the attached makers list. The Builder shall be able to use any of the maker on the makers list. The Buyer reserves the right to use the preference maker and the Buyer shall cover the cost in difference between the one selected by the Builder on the maker list and the preference one.

102 General Description

This ship is an Oil Bunkering Tanker designed primary to load/discharge and carry bunkering fuel. The deadweight of the vessel is 5500 metric tons at design draft. All cargo tanks, slop tanks shall be able to fully load cargoes with specific gravity up to 1,025 mt/m3. The scantling of cargo tanks’ structure shall enable alternative loading. The cargo tanks/slop tanks shall be suitable for cargo with flash point under 60°C.

The vessel shall be designed as modern looking oil tanker with separate funnel, a free fall boat on stern and a streamlined bulbous bow construction. The design shall be approved by the Buyer prior to the construction.

There are fix (5) pairs of cargo oil tanks and one(l) pairs of slop tanks under main deck. The cargo oil tanks, slop tanks are of mild steel with internal surround coat. Six pairs of ballast tank are arranged at the wing tank and double bottom tank within the cargo oil space. Fore peak shall be used as water ballast tank as well.

Two sets of twin screw type pumps with 750 m3/h with the specific gravity 0.8 t/m3 at 1 cst 50 degree centigrade, serving for two grades cargo and one (1) set of screw type cargo pump with 300 m3/h serving for another grade cargo.

The cargo pumps are located in the pump room and each pump is driven by an independent diesel engine. All pumps can be operated/controlled from Cargo Control Room (CCR).

The cargo oil loading/discharging piping system is able to load and discharge three (3) different grades of cargo oil simultaneously without contamination. The cargo lines and drop lines for all cargo tanks, slop tanks shall be provided.

The engine room to be separated from cargo spaces by means of cargo pump room and fuel oil/marine diesel oil tanks.

Propulsion is provided by means of one marine diesel medium speed engines located in the engine room after. One fixed pitch propeller is installed and is driven by the reversible gearbox.

Maneuvering is accomplished via one streamlined rudder and one electrically driven bow thruster.

Electrical power shall be generated by one generator during voyage. However the maximum sea electrical load shall not exceed the 80% of the power of the generator subject to the load balance calculation. Accommodation for 18 crews is provided at the after part of the ship. In order to reduce the vibration and noise, crew’s accommodations, bridge, etc. shall be located at the forepart of deck house, funnel shall be arranged on accommodation deck. The arrangement of the accommodation shall be approved by the Buyer before construction.

One light mast shall be arranged at the end of forecastle, one signal mast (radar mast) shall be arranged at the top of the bridge. And also one flood light post shall be provided near the midship manifold, port and starboard respectively.

103 Class Notation and Flag

The vessel including its hull, machinery and equipment shall be build to the class of Lloyd Register of shipping (LR) (hereinafter called the “Classification Society” Or “Class”) or equivalent classification society (will be decided by the Buyer) with following notation:

+100A1 Double Hull Oil Tanker, ESP, LI, +LMC, CCS, descriptive notes “Shipright BWMP(S or F) & Shipright (SCM)”

The vessel will be registered under the Liberian Flag. Owner may choose Greek Flag as an option. Owner shall provide all detail for the costing and relative regulation to comply with.

104 Regulations

The vessel must comply with the flag authorities and following international rules and regulations.

All rules and regulations shall be updated with latest amendments if any.

100	Rules and Regulations of the Classification Society 2004 and it’s Amendments (hereinafter called as “CLASS Rules”)
101	National Maritime regulation of the Country of Registry
102

International Convention for the Safety of Life at Sea, 1974 (SOLAS), including first Amendments 1978, second set of Amendments 1981, 1983, 1988(GMDSS), 1989, 1990, 1991, 1992, 1994, 1996, 1997, 1998, 2000 and up to 2004.

103	Including Ship Identification Number (SOLAS Ch. XI-I Reg.3) and Ship Security Alert System (SOLAS amendment Ch. XI-2 Reg.6)
104

International Convention for the Prevention of Pollution from Ships, (MARPOL 1973/78) and Amendments of 1984, 1985, 1987, 1989, 1990, 1991, 1992, 1994, 1997 and 1998 including Reg. 13F and Annex I, IV, V and VI for Nox. Also including new type oily water separator capable of coping with emulsified fuels IMO Res. MEPC 107 (49), incinerator to meet Res. MEPC 76(40).

105	Convention on the International Regulations for Preventing Collisions at Sea, 1972(COLREG 1972) and Amendments of 1981, 1987 and 1989, 1993.
106	International Convention on Load Lines 1966 and Amendments of 1971, 1975, 1979 and protocol 1988 as amended by MSC 143(77).
107	International Conversion on Tonnage Measurement of ships, 1969.
108	International Electro-technical Commission (IEC) Regulation for Electrical Installation on Ships.
105	IMO Resolution A-468 (XII), Code on Noise levels on board ships
106	ILO Concerning Crew Accommodation on Board (No.92 & No.133)
107	ISO No.6954 Guidelines for the Overall Evaluation of Vibration in Merchant Ships, 1979 and its Amendments of 1984.
108	OCIMF— Standards for Tanker Manifolds, Mooring and Associated Equipment 1998 for reference only.
109	IMO Standards & instructions concerning ventilation cleaning and gas-freeing of oil tanks.
110	Exxon Minimum Safety Requirements, 2000 (for reference only)
111	Texaco-Chevron Requirement (for reference only).
112	IMO draft guidelines on Navigation Bridge Visibility.
113	IMO Resolution A.751 (XVII) Interim Standards for Ship Maneuverability.
114	Suez Canal Navigation Rules Tonnage measurements
115	Panama Canal Commission, MR Notice to Shipping No. N-1-95 and Regulations for Tonnage Measurement. (Document for Panama Canal tonnage certificate issued by

Canal Authority to be provided by the Builder)
116	ISO 1940 — Balance quality requirements of rigid rotors.
117	USCG regulations applying to foreign flag vessels entering navigable waters or U.S. territory incl. pollution prevention including NOX control system.
118	International Telecommunication Union Radio Regulation 1990.
119	IMO Res. 868 (20) Guide Lines for Ballast Water Exchange.
120	International Maritime Pilots Association About Pilot boarding Arrangement.
121	EU Marine Equipment Director, if available
122	VECS Regulation (USCG 46CFR39)
123	Anti-Fouling Convention

105 Certificates

The builder shall obtain following certificates and deliver to buyer at the time of the ship’s delivery unless otherwise mentioned. Each certificate shall be delivered as triplicates, one original and two copies.

No.	Name of Certificate	Issued by
1	Classification Certificate for Class Notation	Class
2	International Load Line Certificate	Class
3	Safety Construction Certificate	Class
4	Safety Equipment Certificate	Class
5	Safety Radiotelephone Certificate, incl. GMDSS A1 + A2 + A3	Class
6	Safety Cargo Gear Certificate	Class
7	Classification Certificates for Anchor, Chains and Hawsers, Machinery and Equipment.	Class

Class
8	Certificate for Life Boats & Life Saving Equipment	Builder/Class
9	Certificate for Navigation Light & Special Signal Light	Builder/Class
10	Certificate for Crews’ Accommodation	Class
11	Certificate for Deadweight	Class
12	International Tonnage Certificate, including the SBT calculation.	Class
13	International Oil Pollution Prevention Certificate	Class
14	Certificate for Compass Adjustment & DGPS.	Builder

15	Cargo Tank Calibration Tables the parties will be mutual agreed between buyer and builder	Authorized Party In China

16	Derating Exemption Certificate	Chinese Government

17	Certificate for Magnetic Compass	Builder
18	Builder’s Certificate	Builder

19	SOLAS Training Manual incl. The FSOP (Fire Safety Operation Plan Manual)	Buyer/Class

20	Panama Canal Tonnage Certificate	Builder/Class
21	Suez Canal Tonnage Certificate	Builder/Class
22	Certificate for Marine Vapour Control System	Builder/Class
23	Letter of Compliance or Certificate for ILO (92 & 133)	Class
24	International Sewage Pollution Prevention Certificate	Class
25	Certificate of EIAPP	Maker or Class
26	Certificate of International Air Pollution Prevention	Class

27	International Garbage Pollution Prevention Certificate	Class
28	Asbestos free Shipbuilding	Builder

106 Material

Structural steel material of main hull structure shall be of quality as required by the Class and shall be free of cracks, lamination, surface defects and other similar defects.

Manufacturer’s standard type, size and materials of machinery, equipment and fittings shall be adopted, unless otherwise specifically described in the Specification provided above reference to standards are met and provided according to good international standard.

If any of the materials or equipment described in the Specification is not available, the Builder may supply other materials or equipment capable of meeting the requirements of the Classification Society and of the Rules and Regulations.

Substitution of the materials or equipment shall be subject to the provisions of the Contract.

No asbestos to be used in on the Vessel.

Quality and constructional arrangement shall be made to ensure easy and future maintenance as far as practically possible for all machinery and equipment.

If any of the specific description for the machinery or equipment in the Specification is not consistent with the finally selected manufacturer’s standard specification, then the detail design shall follow the manufacturer’s standard specification, provided the manufacturer’s standards are according to good international standard.

Stainless steel without grade notation in the specification shall mean Chinese Standard SUS 304.

Grease nipples shall be of pin type or equivalent ISO standard, but only one type to be used throughout the vessel at Builder’s option. The type of the grease nipples can be selected as per the mutual agreement by the Buyer and the Builder during construction.

All materials shall be new and unused.

Damages occurring to materials shall be suitably corrected or replaced with new before delivery of the vessel.

107 Workmanship

All workmanship used in the construction of the vessel shall be in accordance with good international shipbuilding practice and all applicable rules, regulations and standards.

Special care shall be paid to secure easy future maintenance for all constructional/design arrangement.

108 Spare Parts, Tools and Accessories

Spare parts, tools and accessories for the machinery and equipment shall be supplied in accordance with the Class recommendations and the manufacturer’s standards, unless otherwise specifically described in the Specification. A reasonable amount of additional spare parts supplied by the Buyer shall, however, be placed onboard during the outfitting period without extra cost. All heavy spares supplied by the Builder/Buyer will be fitted on stands and safely secured.

Following spares shall be equipped in addition to the above items by the Builder:

•    One spare anchor for each vessel.

•    One fixed pitch propeller with hub as applicable for each vessel.

109 Unit of Measure

Metric system shall be adopted for design and construction of hull, machinery, equipment, etc. in general.

All measuring units such as power, pressure gauge, thermometer, volume gauge, tanks scales etc., to be in accordance with metric system unless specially required by the Buyer’s at early designing stage. The material of all gauges shall be of mutual agreed by the Buyer and the Builder.

110 Minimum Operating Temperature

The minimum operating temperature of all exposed deck equipment such as, but not limited to, cranes, windlasses, hydraulic aggregates, hatch covers, navigating equipment shall be minus twenty five (-25) degrees Centigrade.

111 Design Construction Standards

The following standards to be applied on construction of the vessel:

Chinese Industrial Standard	(GB)
Chinese Shipbuilding Standard	(CB)

Builder’s Engineering Standard Applied For Export Vessels (To be submitted to the Buyer for reference)

Chinese Metallurgical Standard	(YB)
Chinese Machinery and Electric Standard	(JB)

The ISO Standard to be applied as far as possible.

Special care to be paid of having standard for securing inter changeability of flanges, grease nipples etc.

112 Language

All documents and drawings for design and construction of the Vessel which shall be submitted to the Buyer shall be prepared in English.

113 Buyer Supplied Items

Following items shall be furnished and supplied by the Buyer at their own expense, and received, stored and installed on the vessel by the Builder, Sockets, cabling and etc. for the Owner’s supply TV sets radio sets, computers, communication/navigation equipment etc., shall be supplied and fitted by the Builder. The Owner shall indicate the above items and spot to be placed before the drawing are approved by the Class.

•    All hoses, etc., other than those required by the Rules, or mentioned in this Specification.

•    Steel wires, ropes and hawsers for mooring in excess of the requirement of the Classification Society and/or this specification.

•    Deck, engine and cabin stores in excess of those specified in this Specification.

•    All bedding (pillows, blankets, sheets, covers, etc.) but excluding mattresses.

•    All napery (serviettes, table cloths, etc.)

•    All cook’s and steward’s utensils (crockery, cutlery, silver-wares, china, glasses, pots, pans, etc.)

•    All chandlery (soaps, lamp oil, etc. ) toilet papers, food and other consumables.

•    All charts, sailing books and flags.

•    All consumables stores.

•    All medicine and medical equipment.

•    All air tools and hoses except those specified herein.

•    Personal calculators.

•    Recreational equipment other than mentioned in this Specification.

•    Typewriter and other office machines.

•    Hand tools other than specified in Specification.

•    Broadcasting radio receivers and stereophony (sockets installed by Builder).

•    Electric coffee grinder electric cutting machine, juice maker, small electric boiler for galley and decimal balance, electric ironing machine and etc.

•    Paintings and pictures.

•    All TV sets, radios, stereo sets, DVD sets and etc.

•    Spare parts, tools, navigation equipment, flags, etc., in excess of the requirements of the Rules and Regulations as specified herein and/or those specified in this Specification.

•    Water, fuel oil, lubricants and grease, working oil for deck machinery, all consumable liquids or gas including remaining L.O. in pipe etc. to be of the Buyer’s account excepting those which have been consumed in trials and tests which are to be borne by the Builder.

114 Hull Form & Model Test

The Builder is to design the hull form propeller and rudder suitable for the vessel’s speed and performance.

The vessel shall have bulbous bow, raked stern and transom stern. The fore end of the bulb shall not protrude beyond the fore end of the forecastle bulwark

The builder to submit report of model tank test estimated fuel oil consumption and ship’s speed at ballasted draft, designed draft for suitable range of main engine RPM to Buyer.

Model tests to include the following:

Resistance tests at the ballasting draft, designed draft.

Self-propulsion tests with stock propeller at the ballasting draft, design draft.

115 Trim and Stability

Trim adjustment by using ballast water obtain approximately even keel at fully load arrival condition shall be possible.

At the preliminary stage, the Builder will submit trim and stability calculations to the Buyer at the following loading conditions intended for the ship’s services.

•    Light ship.

•    Homogeneously loaded condition at scantling draft. Departure and arrival. Homogeneously based on the design specific gravity

•    Group loading condition. Departure and arrival.

•    Ballast condition, Departure and arrival.

•    Dry docking.

•    Tanks 2, 4 and 6 empty rest full.

•    Tanks 1, 3 and 5 empty rest full

•    Tanks 3 and 5 full rest empty

•    Tanks 2, 3 and 4 full rest empty

•    Tanks 3, 4 and 5 fully rest empty

•    All tanks empty only one pair full (Any pair)

“Departure condition” shall be based on the full supplies of bankers and other consumables, and “Arrival condition” on approx. 10% supplies of departure condition.

Final trim and stability calculation for above loading conditions shall be made on the basis of the center of gravity and the light weight of the Vessel obtained from the inclining experiment.

Specific gravity of water and oil for the trim and stability calculation shall be as follows:

Sea water: 1.025
Fresh water: 1.00
Heavy fuel oil: 0.98
Diesel oil: 0.85
Lub. oil: 0.90
Cargo Oil: 1.025

Both intact stability and damage stability calculation shall be carried out according to latest regulation as

Intact Stability

•    IMO A 749

•    MARPOL 25A

Damage Stability

•    MARPOL 25

The vessel shall always comply with the above damage stability criteria’s without the need to taken any ballast when vessel is loaded with a full homogeneously deadweight cargo.

Hydrostatic tables, light ship weight with centers of gravity and longitudinal weight distribution to be supplied to the Buyer at an early stage of the design.

Loading conditions shall include calculations of longitudinal hull ginder bending moment and shear force.

It shall be demonstrated that the hull ginder bending moment and shear force for all loading conditions are below the allowable limits required by Class.

Preliminary Trim and Stability (Intact & Damaged) Booklet including bending moment and shear force calculation will be submitted to buyer at an early design stage.

A preliminary Capacity Plan to be submitted together with the preliminary loading conditions.

If the final trim and stability booklet is under process of approval by the Classification Society and/or other assigned Authority, the Builder shall provide the provisional trim and stability booklet upon the delivery of the Vessel, which will not expire before issuance of the final booklet.

When the vessel is substantially incompleted, an inclining experiment to be carried out to ascertain the position of center of gravity of the vessel at the finished light condition.

(1) Substantially complete shall mean that only some minor works remain as agreed by Class and Buyer.

The inclining experiment shall be carried out in the presence of Buyer’s Representative(s) and the Classification Society surveyor. The procedure of inclining experiment and deadweight measurement prepared by the Builder shall be approved by the Classification Society or other assigned Authority.

Slack tanks shall be avoided as far as practicable, free surface of remaining tanks shall be easy controllable.

The results of the experiment shall be submitted to the Classification Society or other assigned Authority for approval.

The Builder will send the results for Buyer’s approval or comments, if any.

In case of series of sister vessels, the inclining experiment shall be carried out only for the first vessel of the series, if not otherwise required by Classification Society.

116 Determination of Deadweight

The deadweight is to be expressed in metric tons unit.

The deadweight is to be difference between the displacement including shell and appendages of the vessel at the design draught of 6.0 meters in sea water with specific gravity of 1.025 and the light weight, which consists of following items:

•    Hull steel.

•    Fixed fittings, equipment and inventories as per rule requirement.

•    Machinery in dry condition other than mentioned in here after.

•    Spare parts and tools in accordance with the class requirements.

•    Fuel oil in main engine, auxiliary engines and in supply piping from the outlet of service tanks to each engine.

•    Lub. oil in main engine and auxiliary engines, in coolers for main engine and auxiliary engines and in circulating piping from sump tank to each engine.

•    Hydraulic oil in hydraulic power units & hydraulic pipe (excluding the hydraulic storage tanks).

•    Fresh water in main engine, auxiliary engines, fresh water coolers for main engine and closed circulating piping from and to cooling fresh water pumps through the engine.

The following items shall not be included in the light weight:

•    Spare parts and tools which exceed the manufacturer’s standards and Class requirements

•    All consumables stores

•    Articles supplied by the Buyer, which is not defined as part of the lightship

•    Crew and their effects

•    Oil and water in hull piping and tanks

Others not mentioned as light weight items.

117 Building Process

Construction and outfitting of the vessel to be made under the Builder’s building process and practice specified hereunder.

Suitable size of blocks shall be assembled at shop in general and then erected on building berth or at building dock.

In general, if auxiliary machinery (except generators), beds or seats for such auxiliary machinery, pipes, valves, etc. shall be assembled and if required inspected at shop as a unit, then, such unit shall be brought onboard the vessel and installed.

After installation of such units in the vessel, centering of the auxiliary machinery shall be checked by the Builder and corrected by shims if necessary. The auxiliary machinery and accessories fitted in such units shall not be dismantled for such checking purpose unless otherwise considered necessary. The Buyer’s supervisor (hereinafter called “the supervisor”) shall be informed and attend the checking of the centering.

Excessive misalignment shall not be allowed to correct by shims, Class to decide whether a misalignment is excessive or not. The maker’s recommendations and alignment tolerances shall be adhere to.

118 Dry Docking

Vessel shall be dry-docked for hull cleaning and paint repair if vessel is not delivered to the Buyer within six months after launching or proven the ship is foul. For the shorter interval, if there is cause of concern an underwater survey shall be carried out with the Class attendance. If there is any critical issue is found, the Builder will bear the cost otherwise the Buyer will bear the cost and be in charge for the delay of the schedule.

119 Inspection Tests and Trials

1191 General

The vessel’s construction, machineries, outfits and equipments shall be inspected and tested under the presence of the Buyer’s Representative(s) and/or the Surveyor(s) from the Classification Society and other various Regulatory Bodies in accordance with the respective Rule’s requirement.

The Builder shall at all time keep the Buyer advised in every respect of the programs of work and upon request, methods which he intends to use. Notices of major events, tests and trial shall be given sufficiently in advance to the Buyer to permit them or the person they designate to make necessary arrangement in order to attend the tests or event.

All necessary drawings and information which are required for the inspector or permit him to carry out his work and keep the Buyer advised of construction details and work progress, shall be made available to him upon request.

Inspection by the Buyer’s Representative(s) shall be regarded as a verification of the Builder own quality controls measures and shall not be used as a substitute for the Builder’s quality control.

In case the Buyer’s Representative(s) in unable to attend any test, he may designate a person to act on his behalf, otherwise the Buyer’s Representative(s) shall waive the right to have comments for such test, provided notice is given as agreed.

Whenever materials, equipment and machinery etc., have been tested and inspected by the Buyer’s Representative(s), such material and equipment shall be clearly marked and assigned to the vessel. Such materials and equipment shall not be exchanged with any other without the Buyer’s written consent.

At the acceptance inspection each space shall be completely clean and finally painted if/as specified and fitted out in accordance with specification.

All welding seams shall be tested before paint is applied.

All pipes shall be proven right and free of internal obstruction.

Electric cabling and equipment shall have a satisfactory megger test and prove operational. The megger test is testing result of insulation for major electric equipment (with motor over 3KW). The test results shall be summarized and submitted to the Buyer.

Schedules and test programs for major equipment as mutually agreed by the Buyer and the Builder for inspection shall be submitted to the Buyer’s Representative(s) at least two weeks prior to the test.

Application for inspections shall be submitted to the Buyer’s Representative(s) one day before inspection if such inspection is in the Yard.

In general, all work equipment, machinery, systems etc. whether belonging to hull part or machinery part shall be tested sufficiently onboard to prove specified performance, safe operation, suitability in service compliance with all applicable Rules and Regulations in the Specification.

The Builder is to deliver the vessel in a clean and freshly painted condition, all valves, wires, machinery oiled and greased, refrigerated stores cooled down to operating temperatures, hatches, booms and stores securely stowed and ready for sea going.

1192 Progress

The Builder is to provide the Buyer the progress report once every month during the construction. In case the Builder falls behind the intended schedule, the Builder shall try all possible efforts to bring the vessel back on schedule in order to meet delivery date.

Builder’s standard programs for inspection, test and trials shall be submitted to Buyer for review/comment.

1193 Tests and Inspection

11931 Hull Structure Tests

All steel structures to be inspected and tightness to be tested for tanks, bulkheads and superstructure deck and other wet space etc. as required by the Class Rules.

Tank shall be tested hydrostatically or by air as required by the “Class Rules”.

X-ray photographs or ultrasonic inspection to be taken mainly from cross-points of seams and butts block assemblies of bottom shell, bilge strake, main deck and sheer strake as required by the

“Class Rules”.

11932 Hull Inspection

The block inspection shall be carried out after completion of hull block street works. If fittings are fitted wholly or partially to the hull blocks, the inspection for the hull blocks shall be carried out without dismantling such fittings provided satisfactory access to all hull parts.

The internal inspection for hull construction works of tanks, engine room, etc. to be carried out even if outfitting works in such spaces have not been finished yet but any works in connection with strength and tightness of the hull construction shall be completed before the said inspections, in which case, after completion of the outfitting work, final inspection of such parts to be made in accordance with the mutual agreement between Buyer’s Representative(s) and Builder.

Inspection of the hull construction shall be made before any paint work is done.

11933 Installations and Equipments

Installations and equipment shall be tested on board in accordance with the “Class Rules” and/or Regulatory bodies and the standard of the Builder and approved by the Buyer.

Shop tests shall be carried out for the machinery and equipment by the manufacturers at their shops.

Test results of major machinery and equipment shall be furnished to the Buyer in triplicate.

The Buyer shall be informed of the shop test schedule at least seven days in advance of the expected date of the shop tests and the Buyer’s attendance shall confirm with the Builder four days in advance of the expected date of the shop test.

11934 Piping Test

As far as hydrostatic test in practicable for a part of piping system, such test shall be made for such part before completion of the whole system.

Working test shall be carried out after completion of the piping system.

Pressure test at 1.1 times of the working pressure shall be carried out for all cargo oil system pipes and hydraulic system pipes after installation on board.

1194 Mooring Trial

Mooring trial for the main engine with associated auxiliary machinery and equipment shall be carried out prior to the sea trial while the Vessel is moored at the Builder’s quay as followings:

•    Confirmation of starting position.

•    Turning gear interlock test.

•    Confirmation of control position.

•    Safety device test (automatic trip by simulation).

•    Minimum revolution test without load

•    Test of starting air capacity.

•    Inspection of crankcase.

•    Main engine running at half hour without load.

1195 Sea Trial

When the vessel is substantially completed, sea trial tests shall be carried out by the Builder in accordance with the sea trial procedure which shall be prepared by the Builder according to Class requirements and Testing of New Ships and Builder’s standard, and shall be submitted to the Buyer for approval.

Marine diesel oil with viscosity as available on the domestic market shall be used during the sea trial.

Sea trial shall be carried out at the design draft with suitable trim.

Sea trial to ascertain that the vessel conforms with the terms of the contract and specification.

11951 Progressive Speed Trial

Speed trial for the assessment of the guaranteed speed performance shall be conducted in deep water, by means of the GPS and shaft power to be measured by torsion meter.

Results of speed trials shall be corrected to the calm water (no wind, wave) if the sea is at the rough sea condition. The measured trial speed shall be corrected to the value under calm and deep sea conditions accordance with the literature “On a new Method of Correction for Wind Resistance Relating to Analysis of Speed Trial Results” by NSMB method.

The corrections shall be carried out by Builder and approved by Buyer.

The progressive speed trial shall consist of two (2) double run (alternating in direction) at main engine loads MCR.

11952 Endurance Trial

Endurance trial shall be conducted for four hours at CSR load and one hour at MCR. The measurement of the marine diesel oil consumption shall be carried out by the flow meter for reference if the flow meter is installed.

11953 Starting Test

Number of consecutive starts and minimum starting air pressure for the main engine will be in accordance with Class requirement and measured without recharging the air reservoir.

11954 Steering Gear Test

Steering trial to be performed at a speed in accordance with the Rule requirement and under design draft condition, by steering control from the wheelhouse and auxiliary steering control in the steering gear room.

•    With the vessel navigating ahead at the rated rpm, the time required to put the rudder from 35° at one side to 30° to the other side while working on both steering gear pumps shall be recorded. The test to be repeated with the rudder initially at the other side.

•    The tests to be repeated with one steering gear pump running.

•    The tests to be repeated while working in each local control steering gear pump push buttons.

11955 Turning Test

Turning circle to be measured at normal output of main engine, port and starboard, when helm angle is taken to 35°.

•    Turning circle tests, with helm angle of 35° port/starboard

•    Crash stop tests, ahead and astern.

From running ahead at service speed, with ME running at CSR, to astern with engine running at about 60% MCR, with the rudder at 0° angle.

•    10°/10° zig-zag test at service speed

•    Spiral test at service and maneuvering speed

•    Maneuvering information required by regulatory bodies shall be produced from these tests.

•    Bow thruster operation test.

•    Inertia test

11956 Minimum Revolution Speed Test

Minimum Shaft speed at which the main engine is capable of continuous running when maneuvering will be measured.

11957 Torsional Vibration Test

Torsional vibration amplitude of the main shafting shall be measured at various shaft revolution as per Class Requirement.

11958 Local Vibration Test

Local vibration shall be measured where necessary as per Regulation of ISO 6954.

11959 Adjustment of Magnetic Compass

Magnetic compass shall be adjusted and certified by the Builder.

119510 Test/Calibration/Adjustment of Navigation Equipment

Test, calibration and adjustment of navigation equipment and instrument such as gyro compass, magnetic compass, auto-pilot, echo sounder, speed log and radar system etc.

119511 Other tests and measurements

The following tests and measurements shall be conducted at proper time during the sea trial according to the requirements of the Classification Society and the Rules, Regulations and the Builder’s practice.

•    Electrical load measurement (during mooring test).

•    Black-out test.

•    Fire detection and alarm test (or during mooring test).

119512 Other tests and measurements shall be carried out by Builder as per required by Class and regulatory bodies.

•    Anchoring test.

•    Crash stop-astern-ahead test.

119513 Sea Trial for Subsequent Vessel

For subsequent vessel(s) of this series, following listed tests shall be carried out as per the Class rules. However the Buyer reserves the right to have the builder to carry out additional assigned tests at the Buyer’s cost (refer to chapter 125).

•    Speed trial at the loading condition and output of main engine as specified in the Building Contract for the Guarantee service speed.

•    Anchoring test.

•    Steering gear test.

•    Four (4) hours endurance test including two (2) hours fuel oil consumption test at CSR.

•    Crash stop astern and crash stop ahead test.

•    Adjustment of magnetic compass.

•    Starting test.

•    Minimum revolution speed test.

119514 Overhauling Inspection after Sea Trial

After sea trial, working parts of main engine and one generator engine shall be opened for the Buyer’s inspection in accordance with the standard of the Builder approved by Buyer and refitted to working condition, if necessary due to its performance during sea trial. A confirmation dock run after overhauling for ½ hours at low load to be carried out before delivery.

Above tests may be cancelled with the agreement of the Buyer.

120 Vibration and Noise

1201 Vibration

Care shall be given to provide adequate scantlings, continuity and end attachments of foundation girders supporting the main machinery and thrust bearing.

The stern framing, rudder trunk and the support of the stern tube shall be designed so as to provide an efficient arrangement for minimizing the vibration.

Measurement of vibration shall be carried out on the vessel’s hull, accommodation, engine room and local element to confirm that undue vibrations do not occur. The measuring place and standard to be comply with ISO 6954 “Guidelines for the overall evaluation of vibration in merchant ships”.

Joint meeting to evaluate the results of above analysis shall be held at the place and time agreed between the Buyer and the Builder as necessary. If vibration level exceeds the defined criteria, the Builder shall make necessary improvements to practical extent so that the compliance is achieved and verified.

Local vibration of vessel to be measured at mutual agreed positions during endurance test.

1202 Noise

Necessary sound insulation and isolation shall be provided so as to keep noise levels with reference to the values at normal sea going condition according to IMO Resolution A468 (XII)

“Code on Noise Level on Board Ships”.

The noise level measurements shall be carried out by the Builder at the suitable points in below space when the vessel is running ahead steadily at normal continuous rating of main engine during sea trial under the following conditions:

Machinery unnecessary for normal navigation shall be stopped.

Mechanical ventilation and air-conditioning equipment shall be in normal operation.

All doors and windows of room shall be closed.

No intermittent sound and noise shall be included.

The measurement shall be take at a height of 1.2 m to 1.6 m above deck in the centre of each room.

Mean value of graduations on the meters shall be taken as the noise level.

121 Plans For Approval

Following listed plans in duplicate hard copy shall be submitted to the Buyer for approval. All drawings/documents will be send to the Buyer via mail.

The Buyer shall, within ten (10) calendar days after receipt thereof, return to the Builder one copy of such plans via mail or Fax with the Buyer’s approval or comments, if written thereon. The Buyer may need more time to approve the drawings as per the mutual agreement between the Buyer and the Builder.

In the event that the Buyer shall fail to return the plans within the time limits as herein above provided, such plans shall be deemed to have been approved or confirmed without any comment.

During the construction phase, the Builder may submit the plans of partial amendments or alterations of approved plans to the Buyer’s Representative(s) resident in the shipyard for approval, subject to the provisions of the Contract.

The Representative(s) shall, within three (3) days after receipt there of, return one copy of those plans with approval of comments, if any.

The Builder’s standard plans and the manufacturers’ plans with or without modifications may be used as plans for approval and also working plans.

The Builder will submit approved for construction drawings in the list to the Buyer in hard copy..

The maker’s working drawings, installation/commissioning instruction will be made available to the Buyer’s Representative(s) during the outfitting period and prior to the installation of the subjected equipment.

A. General

1. General Arrangement Plan

2. Capacity Plan

3. Model Test Report

4. Propeller data with drawing

5. Test procedure for sea trials

6. Preliminary trim & stability calculations

7. Tank test plan

8. Draft marks

9. Docking plan

10. Engine room arrangement plan

11. Accommodation layout

12. Wheel house arrangement

13. Engine control room arrangement

14. Cargo control room arrangement

15. Galley, pantry & laundry room arrangement

16. CO2 room arrangement

B. Steel Construction

1. Mid-ship Section with transverse section

2. Profile & Decks Plan

3. Longitudinal & Transverse water tight Bulkheads

4. Stern construction

5. Shell expansion

7. Engine room construction

8. Bow construction

9. Deckhouse construction

10. Cargo tank construction

C. Outfitting Plan

1. Main & auxiliary engine foundation

2. Anchors and Chain arrangement

2a. Hawse pipe arrangement

3. Paint schedule

4. Insulation plan

5. Fire-fighting equipment and extinguisher plan with local application water based system for E/R

6. Fire & wash water diagram

7. Navigation and signal lights

8. Life saving appliances plan with escape route

9. Bilge system and bilge separator system diagram

10. Manhole Plan

11. Bottom plug arrangement

12. Inside and outside stairs and ladder plan

13. Door plan

14. Windows and scuttles plan

15. Mooring arrangement

16. Masts and lights

17. Rails and handrails arrangement

18. Deck covering in accommodation

19. Joiner bulkhead, lining and ceiling plan

20. Bow thruster arrangement

21. Zinc anodes arrangement

22. Diagram of air conditioning plant for accommodation

23. Diagram of natural and mechanical ventilation system

24. Diagram of ventilation system for engine room

25. Rudder arrangement

26. House handling and ship service crane

27. Ship name & owner’s insignia

D. Piping System

1. Vent & sounding piping

2. Fuel oil filling and transfer

3. Fuel oil purifying and service

4. Ship service compressed air

5. Engine room service compressed air

6. Ballast system

7. Bilge system

8. Ship service fresh water system

9. Engine room fresh water system

10. Scuppers and sanitary drain system

11. Forward and after hydraulic oil system

12. Lubricating oil filling, transfer and purifying system

13. Quick closing system

14. Sanitary water

15. Fire fighting system

16. Sewage treatment and outboard discharge

E. Electric Part

1. Wiring diagram of electric plant

2. Electric load balance

3. One-line power diagram booklet

4. Main and emergency electric switchboard

5. Diagram of light and emergency light in Engine room

6. Shore power circuit

7. Inside and outside light

8. Navigation and signal light

9. General electric alarm system

10. Call bells diagram

11. Automatic, sound power & intrinsically safe telephones

12. Radio room, navigation aids and miscellaneous diagram

13. Antennas and radar arrangement

14. Automation diagram for engine room

F. Cargo Handling System

1. Cargo piping diagram

2. Deck piping plan

3. Compressor room piping plan

4. Sea water diagram

5. Safety air diagram

6. Dry air diagram

7. Gas detecting diagram

8. Tank cleaning system

9. Cargo heating system

122 Finished Plan and Instruction Books

At the time of the Vessel’s delivery, finished plans of only key plan both softcopy in CD ROM in pdf format and hard blueprint shall be furnished to the Buyer in triplicate, one copy to the Buyer’s site office and two (2) copies to the vessel, but the others finished plan of blueprint to be furnished to the Buyer in triplicate.

The scope of supply of the finished plans shall be in accordance with the Builder’s standard and the list of the finished plans shall be submitted to the Buyer in due course for approval.

The following plans, one copy each, shall be provided in frames and placed on board the Vessel at such locations as designated by the Buyer’s Representative(s):

•    General Arrangement (2 Sets)

•    Capacity Plan With Deadweight Scale

•    Maneuvering characteristics

•    Fire Control & Safety plan (2 Sets)

•    Cargo Piping Diagram

•    Ballast Piping Diagram

•    Single Line Electric Diagram

•    Bunkering Plan

Three copies of the instruction books of the Vessel’s major machinery and equipment shall be furnished, one set of the Buyer’s site office and two sets to the Vessel.

123 Name Plates and Identification

Name plates for main engine, deck machinery, auxiliaries and electrical equipment shall be described in English and in metric system.

Name plates of other installation shall be referred to respective specifications.

Name plates on upper deck shall be of brass with engraved text in English.

All name plates and caution plates shall be approved by the Buyer.

Name plates shall be screwed on, glue is not allowed for fixing name plates.

Bound of tanks and every 10th frame should be marked with welding beads.

124 Delivery

When completed, the vessel shall be delivered to the Buyer in a seaworthy condition, safely afloating at the Builder’s wharf under the requisite legal formalities.

Tanks, cargo holds, bilges, accommodation and other spaces shall be free from tonnage and dirt, completed in every respect and ready for service. Painted surfaces shall be touched up and cleaned, machinery to be in running order, all electric lights to be in good working order, outfits, spares and stores to be properly stowed, and compass to be adjusted.

125 Exemption

For the second and successive sister vessel, the submission of plans for the Buyer’s approval may be exempted with in so far as there involves no alteration of the design. Also the following tests may be exempted subject to approval of the Buyer, Classification Society and other regulatory bodies.

(1) Inclining test (deadweight measurement shall be carried out)

(2) Stopping inertia test

(3) Measurement of crash stop test

(4) Turning test 360 degrees with the helm angles of 35 degrees port and starboard

(5) Model tank test.

(6) Noise & Vibration Measurement (but spot / manual measurement shall be carried out)

126 Insurance

The Builder shall take insurance as per the Building Contract.

127 Warranty

The Builder shall undertake the warranty to guarantee the vessel for a minimum of one (1) year against defects due to faulty materials, machinery, equipment and workmanship after acceptance and delivery.

The warranty for ship’s equipment will be reset for one year after the fix of each particular recurrent defect, but not more than 18 months from the vessel’s delivery expired except serious hull defects caused by Builder.

200 General Particulars \

201 Principle Dimensions (to be decided at design stage)

Length overall:	approx.	102.50 m
Length b.p.:	approx.	95.00 m
Breadth mld:	approx.	17.80 m
Depth mld:	approx.	8.80 m
Design Draft:	approx.	6.00 m
Scantlings Draft:	approx.	6.50 m
Complement:		18 persons

202 Speed and Endurance

Trial speed at design draft (6.00 meter.) at max. continuous output of main engine (MCR), with clean bottom in calm and deep sea under beaufort scale of 2 or around 12.3 knots. The final speed shall be subject to the MODEL TEST REPORT.

Service speed at fully loaded condition at design draft 6.00 m at 85% output of main engine (CSR) with 10% sea margin at 11.7 knots.

Endurance based on 98% of Heavy Fuel Oil tank capacity and service speed of 11.7 knots will be minimum 5000 sea miles. The final endurance will be subject to the tank capacity plan.

Fuel oil consumption per day will be determined later at 85% of maximum continuous output for propulsion (the figure is based on a lower calorific value of at least 42,700KJ/Kg and according to ISO 3046/1). Fuel rate for main engine at MCR is with reference to main engine maker. Fuel rate for main engine at MCR 194 g/Kw h

203 Installed Power

Main engine	DAIHATSU 8DKM - 28

Number of set	1 set

Max. continuous output (MCR)	2500 KW

Max. continuous revolutions at MCR	750 rpm

Continuous service Rating (CSR)	2125 KW x 710.45 rpm

Fuel Used	380cst at 50°C

Propeller

Type	4 or 5 - Blades, fixed pitch type
Number of set	1 set
Gearbox	for details see item 9023

Revolution of propeller	200 rpm as per calculation

Diameter of propeller	About 3400 mm

Material of propeller	Ni-Al-Bronze

Main Generator Set

No.of set & power	3 sets x according to power balance

Electric source	calculation abt. 400 kw x 1800 rpm A.C. three phases, 450V, 60Hz.

Emergency Generator Set: Same as main generators

No.of set & power	1 set x 87 kw x 1800 rpm

Electric source	A.C. three phases, 450V, 60Hz.

204 Deadweight and Capacity

The guaranteed deadweight in sea water (specific gravity of 1.025) shall be 5500 metric tons at design draught of 6.0 m. Deadweight at the scantling draft of 6.5 m is about 6200 metric tons (for reference only).

Following is the detail tank capacities of the vessel;

Cargo tanks capacity (100% full) incl. slop tanks abt. 7000 m3

Slop tank capacity (100% full) abt. 200 m3

Fuel oil tanks capacity, incl. Service & settling tank abt. 200 m3

Fresh water tanks capacity (98 % full) abt. 100 m3

Water ballast tank incl. F.P.T. & A.P.T. abt. 2000 m3

205 Cargo List

The cargo list for bunkering oil shall include Heavy fuel oil, Fuel oil, Marine diesel oil and black oil, etc. which can lawfully carry according to Class Notation, technical construction and not harmful to vessel’s cargo system.

Mainly the cargoes are listed as following:

•    Heavy fuel oil cargoes with specific gravity of 0.94 t/m3

•    Marine diesel oil

•    Marine gasoline oil

•    Black oil with specific gravity of 1.05 t/m3

206 Bow Thruster

The vessel shall be equipped with a bow thruster at forward of ship to improve maneuvering performance.

Abt. 300 kw electric driven motor shall be installed. The motor shall be started without causing black outs as per maker’s standard.

207 Deck Heights, Sheer And Camber

2071 Height Between Decks At Centerline

Item	Metric
From upper deck to poop deck	2.80 m
From poop deck to boat deck	2.60 m
From boat deck to captain deck	2.60 m
From captain deck to navigation bridge deck	2.60 m
From navigation bridge deck to compass deck	2.60 m
From upper deck to forecastle deck	2.60 m

2072 Shear On Main Deck

Due to Camber

2073 Camber of Decks

Main deck, straight camber	abt. 0.350 m
Forecastle deck, straight camber	abt. 0.350 m
Other decks	0 m
Platform decks in engine room	0 m

208 Complement

Rank	Deck	Engineer	Other	Sum
Captain class	1-Captain	1-C/Engineer		2
Officer	1-C/Officer	1-2/Engineer	1-Pilot	5
	1-2/Officer	1-3/Engineer 1

Petty & Crew	3	4	2-Cook	9
Spare	1	1		2
Total	7	8	3	18

All shall be according to agreed G.A. and Accommodation plan.

300 Hull Structure

301 General

The ship is designed at a scantling draft of 6.5 m and shall be approved by the Class. It is of all welded mild steel construction. The structure scantlings shall be as per rule requirements of the Classification Society. The high tensile steel shall be used as little as possible. In case high tensile steel is used, the corrosion margin shall be 25% more.

Structure work shall be executed in accordance with the Builder’s standard practice with reference to Chinese Shipbuilding Standard which is approved by the Classification Society.

Welding shall be performed by manual, gravity, electro slag, CO2 and automatic welding. Continuous welds to be applied in all tanks, wet spaces and external areas.

The combined framing system is used for the hull structure. The main hull structure is designed and checked against the class rules for carrying product oil. Cargo oil tanks are suitable for fully loading cargoes with specific gravity up to 1.05. The structure scantlings are suitable for any level of filling, including alternative loading. The sloshing effects are to be considered for deck structure, bulkhead structure during partial loading condition.

One (1) central longitudinal continuous oil – tight vertically corrugated bulkhead and five (5) transverse oil – light vertically corrugated bulkheads are allocated in the cargo oil hold region. Two transverse bulkheads at the both end of cargo area shall be flat bulkhead with vertical stiffeners face outside of cargo area. There will be no frames stiffeners what so ever inside the cargo tanks.

Main hull structure shall be designed and calculated in accordance with the requirements for oil tanker. The hull structure to be designed to fully load liquids with specific gravity up to 1.05 in cargo tanks/slop tanks with adjacent tanks to be empty, including slack tank conditions.

Longitudinal strength including bending moment and shear force at specified bulkheads for all loading conditions will be calculated.

The scantling of all structural members shall comply with the rules of classification society unless specify here after.

Before assembly, all steel plates with thickness 6 mm or more that are to be painted later shall be shot – blasted according to Swedish Standard Sa 2.5 and painted with 15 micron zinc silicate primer (the detail refer to section 4021).

Insert plates shall be used instead of doublers as much as possible.

302 Material and Welding

All mild steel higher grade steel, forgings, castings and anti-magnetic material manufactured in the hull structure and deckhouse shall meet the quality as per required by classification society.

Steel material not specified by the Classification Society shall be in compliance with Chinese Industrial Standard according to the Builder’s practice.

In way of compass zone, non–magnetic steel plates and sections shall be used as per requirement of rules.

Steel plates shall be free from lamination and segregation. Visible steel plates at outer shell plating above and below waterline shall be smooth without defects and repairs.

Castings and forgings below waterline, such as shaft struts, bossing, rudder horn and stock shall be delivered with first class surfaces without pins or blow holes. Sand and slag enclosures shall be avoided. Gas cutting notches shall be smoothly rounded and uneven spots shall be smoothed by grinding.

Welding procedure including edge preparation shall be executed in accordance with the Builder’s established modern welding procedure and practice with reference to Chinese Shipbuilding Standard and approved by the Classification Society.

Automatic welding shall be used to the greatest extent. The welders engaged in the welding shall be fully qualified and holding welding certificates from the Classification Society for the type of welding carried out.

Electrodes and other welding materials have to be properly selected for the special intended purposes.

All welding shall be continuous except in dry spaces in the superstructure and deckhouse where intermittent welding is permitted.

Care shall be taken to avoid stress concentration due to welding, heating and discontinuity of the structure or build – in stress.

In order to ascertain the soundness of welding suitable number of X-rays photograph to be taken for the important members according to the Rules’ requirements. The plan of the X-ray shall be submitted to the Buyer for approval and the X-ray photograph and report shall be submitted to the Buyer for checking.

303 Main Hull

The ship shall be designed as double hull construction. Double skin and double bottom shall be provided as per Rule’s requirements.

The minimum width of wing tanks shall be 1.0 m and the height of double bottom shall be 1.10 m as per MARPOL requirements for Product Oil Tanker.

The scantling, construction and materials of hull within a range of midship part shall be as shown on Midship Section Plan.

In designing, longitudinal strength to be checked to all loading conditions required by the Rules. It is to supply the calculation of main structure, midship section, construction plans (incl. profile, decks, bottom etc.) at the technical designed stage.

Double bottom to be located in cargo oil tanks region, pump room and engine room.

The bottom plate and inner bottom plates in cargo oil tanks region shall be stiffened by longitudinals, and those in engine room shall be stiffened by floors. The inner bottom plating in cargo tanks shall be sloped towards cargo pump suction well (near centerline of vessel). The suction well structure for cargo pump to be designed by the cargo pump Manufacturer and to be approved by the Buyer.

The suction well must have round corners of reinforced design.

The bottom plate at the forward shall be strengthened in accordance with the Rules.

One tier non-watertight platform deck shall be arranged in engine room.

Shell framing in engine room to be adopted transverse framing type and the web frame to be fitted. Pillars shall be fitted in suitable frame and to be connected with the floors and transverses. Doublers shall be fitted at the both ends of the pillars (detail refers to section 310).

The fore and aft peak tanks can be used as water ballast tanks and shall be built with transverse framing system.

The shell plating in way of hawse and one plate below shall be strengthened with thicker plate. Stem frame shall be of fair formed steel plate construction, well raked forward with round and to be of welded construction.

Openings of shell such as sea chest shall be in accordance with the Rules.

The thickness of upper deck within 0.4L amidships to be met the requirements of longitudinal strength.

The transverse bulkheads and centre longitudinal bulkhead in cargo oil tank area shall be of vertical corrugated type bulkheads. However the transverse bulkhead for both end of cargo area shall be flat type bulkhead with stiffening facing outside of cargo tank. Side longitudinal bulkheads formed wing tanks in cargo space shall be flat type bulkhead with stiffening facing outside of cargo tank as well. The longitudinal bulkheads of double hull construction shall be designed with longitudinal framing in wing tanks. NO frames, stiffeners what so ever are allowed inside the cargo tanks.

304 Stem and Stern

The stem together with bulbous bow shall be of fabricated welded steel plate constructions to the shell lines, and welded to the shell and keel plates.

Stern frame is to be of fabricated welded with steel plates. Weldable steel castings may be used for the bulbous stern.

Low hydrogen electrode shall be used for welding thick steel plate to casting.

305 Keel Plate

The plate keel shall be connected firmly with stern and stern frame.

306 Shell Plating

Stringer plates and sheer strake are to be connected welded “T” type corner fillet.

Section plan welding quality and inspection are to be in accordance with the requirements of the Rules.

Extra thickness and stiffeners undersides are to be provided by inserted thicker plates in way of run of anchor, anchor housing, around sea chest openings. Openings in shell plating to be well rounded and reinforced by inserted thicker plates.

The thickness of the shell plates shall be reduced gradually from midship to fore and aft end in accordance with the requirement of the Rules.

The lifting rings to be provided for propeller and rudder installation.

307 Bottom Structure

Longitudinal framing system are to be provided for hull bottom construction in cargo tank, and transverse framing system for engine room space and fore and aft peak tanks.

Attention shall be paid to the members for the transition region of the longitudinal and transverse framings.

In double bottoms, solid floors to be fitted for suitable frame spaces, and watertight floors to be fitted at watertight bulkheads. Bottom and inner bottom longitudinals as well as side girders shall be fitted.

Solid floors shall be fitted at every frame in fore peak and aft peak. Suitable drain holes to be arranged in double bottom tanks so as to be able to discharge/drain easily.

308 Slide Shell Structure

The upper part of slide shell structure to be of longitudinal framing system. Web frame shall be fitted in association with solid floors.

309 Decks

Upper deck shall be strength deck, longitudinal framing system shall be adopted.

Sufficient drainage of the upper deck shall be arranged.

Web beams shall be fitted in line with web frames.

The camber of upper deck shall be straight.

Structure shall be suitably strengthened under cranes, etc.

Deck plating under all machinery such as cranes, windlass, and mooring winches should have increased plating thickness.

Platform deck to be provided in engine room, platform for the generators shall be reinforced necessarily.

310 Pillars

Pillars shall be provided where necessary in engine room in association with web trams and web beams.

Adequate number of pillars shall be provided under the superstructure decks or deck house walls under concentrated loadings.

Doublers shall be fitted at the both ends of all pillars.

311 Bulkhead

Watertight transverse bulkheads shall be extended to the upper deck as shown on the General Arrangement Plan.

The transverse bulkheads between cargo tanks shall be of vertical corrugated type without upper and lower stool. The longitudinal bulkheads in cargo tanks shall be of vertical corrugated type without upper and lower stool. Zig Zag Loading Condition to be calculated for strength calculation for class approval.

Outside boundary walls for the superstructure to be plane with vertical stiffeners. The reasonable arrangement for steel walls in the deck houses to be provided so as to reduce the vibrations to the least.

Boundary steel walls to be built for the carpenter’s work room, stores, control rooms and other necessary space.

312 Peak Tanks

Fore and aft peak tanks to be reinforced with side transverses, side stringers or non-watertight opening platform and to be used for water ballast tanks.

Fore peak and fore area shall be reinforced for panting and slumming.

313 Superstructure and Deck House

Four tiers of superstructure shall be arranged on the after of main deck as per General Arrangement Plan.

Superstructure and deck house are of welded steel construction. In general, the plates thickness shall not be less than following table:

Exposed deck:	As per class regulations, but not less than 8mm
External walls:	7 mm
Other area:	6 mm

The superstructure and deck house are steel flat plates watertight construction with vertical stiffeners.

Forecastle and poop deck shall be of transverse framing system in connection with strong beams, girders and pillars. Deck house shall be of welded plating stiffened with beam and girder.

A flat plate with stiffeners shall be applied for the accommodation front wall and accommodation house walls. All accommodation block plate stiffeners and fitted internally.

Decks in superstructure and deck house shall be transversely longitudinally stiffened with beams, girders. Continuous welding is employed at all wet spaces.

Wheelhouse front wall shall extend outwards and be inclined outwards from the navigation bridge deck as shown on the General Arrangement Plan.

314 Rudder

Rudder shall be designed, according to the speed at maximum continuous rating with fully loaded condition. The working angle shall be 35 degrees from the rudder’s center vertical plane as per maker’s recommendation. Rudder shall have necessary area to keep reasonable course stability and steering performance in accordance with good maneuverability.

One set of streamlined rudder shall be installed in line with the propeller according to the maker instruction.

Two stainless steel (AISI 316L) plugs for filling and draining shall be fitted at the top and bottom of the rudders.

Water tightness shall be tested in accordance with the requirements of the classification society.

The lifting hole shall be provided on rudder which is able to be kept closing by welded plate.

Welded jumping stopper shall be fitted to prevent the rudder from undue lifting and accidental up shipping.

Bottom clearance of the rudder and propeller shall be of minimum 200 mm above the baseline.

The lower (wet bearing) of the rudder stock shall be made of ORKOT or RALCO bearing (artificial material).

All above rudder construction in accordance with the manufacturers instructions and the lifting rings shall be provided for easy installation. Removal of rudder shall be possible without dismantling of rudder carrier.

315 Miscellaneous

3151 Foundations

Foundations for main engine are constructed as part of double bottom construction in engine room. The soft support may be used to reduce the vibration and noise in engine room.

The auxiliary engine and generator shall be provided with a common bed-frame foundations. The auxiliary engines may be flexible mounted on there foundations as per the supplement from the maker.

The foundations for deck machinery and other equipment etc. shall be provided, where necessary.

The foundation shall be able to access for cleaning and drainage.

Deck machinery and equipment such as windlass, steering gear, pumps, motors, HVAC unit and etc. are generally provided with integral foundation of steel welded construction with reinforcement underneath if necessary. The foundation shall be of proper height which enable easy maintaining.

3152 Bulwark and Hand Rails

Steel bulwark is provided in way of fore end of forecastle. The bulwark plate thickness shall be increased in way of openings for fairleads, mooring chocks and etc.

Both sides of interior stairways shall be fitted with stainless steel pipe hand rails. Galvanized steel pipe handrails are fitted for accommodation deck, main deck, catwalk and sidewalk as shown on General Arrangement Plan.

Storm handrails shall be fitted on exterior bulkheads of all superstructure and deck houses surrounded by free decks. Protective rails, screens or guards shall be fitted. All handrails are installed at height of 1050 mm.

3153 Catwalk

A passage bridge catwalk is installed to connect after superstructure with forcastle deck. The galvanized steel grating will be used for catwalk floors. Galvanized steel pipe handrails shall be fitted on the catwalk.

3154 Bilge Keel

Bilge keel with a length of approximately 30 percent of the vessel’s length to be arranged. At the each side of the vessel the bilge keel shall be fairly tapered with toe plates.

3155 Chain Locker

Two self stowing chain lockers are installed as shown on General Arrangement Plan. Chain lockers are square type of all-welded watertight construction. All stiffeners of chain lockers are arranged on the outside of the lockers.

Suitable foot holes are provided through the main deck level to the bottom and a watertight access manhole shall be fitted. Access manholes are arranged on the chain lockers wall in bosun store for the inspection of lockers and chains.

Perforated steel gratings are laid above the bottom and adequately supported to bear the weight of chains. The bottom of the chain lock shall fit with a doubler or thicker insert plate.

3156 Hawse Pipes

The hawse pipes are built with separate pipes of welded steel. The hawse pipes are arranged to allow easy dropping of the anchors clear of stem and supported substantially by deck, shell and web frames with enough brackets, ribs and etc.

The hawse pipes have cast steel bolster fitted on the shell plate. The position and size of bolster shall be designed so as the minimum clearance between bow and anchor flukes at in board condition is 500 mm.

Three washing pipes are provided in each hawse pipe for chain cleaning. The washing pipes shall be connected with fire fighting system. Chain – wash device shall be controlled by means of valve close to the anchor winch.

3157 Sea Chests

Sea chests shall be installed. Chest openings have proper shape so as to avoid reinforcement of shell plates such as fitting doublers or inserted thicker plates.

Sufficient aluminum anodes shall be installed in sea chests as per requirements of Class.

3158 Bottom Plug

Double bottom ballast tanks shall be provided with two bottom plugs.

Other tanks and cofferdam connected to the Vessel’s bottom shall be fitted with one bottom plug which shall be allocated away from keel plate as far as practicable.

The bottom plugs shall be of stainless steel (AISI 316L).

No bottom plugs shall be installed in fuel oil and fresh water tanks

3159 Funnel

A shaped funnel as shown in figure 1 shall be welded construction with vertical stiffeners and horizontal stringers, and with closed top plate, adequate number of eye plate, and a steel door on it. Drain pipe from top plates to the scupper system shall be fitted. A vertical ladder shall be fitted externally after of the funnel.

Funnel structure shall be strengthened at supports for exhaust pipes etc. Eyes or rail for painting stage shall be provided outside.

400 Paint and Corrosion Control

401 General

All painting works including surface preparation and painting inspection shall be carried out according to ISO 8501 standard, the paint maker’s guidelines and Builder’s practice/standard as well as this specification.

The painting/coating shall be applied in accordance with the manufacturer’s recommendation.

Paint shall be applied by airless spray in general. Where the spray is difficult to apply, brush or rollers may be used. All in accordance of the makers instructions for Guarantee of three (3) years.

No paint shall be applied to the following surfaces:

100          Copper, brass, bronze, aluminum, aluminum alloy and other non-corrosive metals except specifically mentioned in this specification.

101          Wooden work in stores.

102          Galvanized fittings in hidden spaces and in tanks except cargo oil tanks.

103          Inner surfaces of doubler and steel surface enclosed tightly.

104          Internal steel decks covered with deck covering.

If necessary the damaged parts of galvanized surface shall be pickled SIS ST3 grade touched up with one coat of zinc rich paint or equivalent (immersion part: touch up with finish paint same as surround area).

Walkway, vertical ladder, U-bolt/nut and others

Outside: Galvanized and touch up with finish paint as surround area

All galvanized parts above upper deck shall be coated with the finished paint

Final color shall be approved by Buyer. However the colors of each coat other than the final one shall be in accordance with the paint maker’s guideline which will take consideration of the final finish color. Each coat shall have different colour. Pipes shall be coloured as per ISO colour code.

Ballast take and Cargo oil tanks’ coating procedure after completion of hot works and tank testing shall be carried out in accordance with the Builder’s practice and he mutually agreed by Builder, Paint Manufacturer and Buyer.

The under water survey shall be carried out before delivery if dry docking is not carried.

402 Surface Preparation

4021 Primary Preparation

All steel plates and section shall be shot blasted to SIS Sa 2.5 and immediately primed with one cost of inorganic zinc silicate shop prime applied to dry film thickness of 15 microns which will be suitable for next coating scheme. The inorganic zinc silicate shop primer has to be approved by Class and coating manufactory

The thin plate with thickness under 6 mm and profile with length under 3 m shall be de-rusted to SIS ST3.

All sharp edges of cut or burnt steel shall be ground smooth with abt. 2 mm radius with +/-1 mm tolerance. Irregular leads of welding shall be ground smooth before application of paint. Surface damages such as pitting, undercut and etc., shall be welded up and ground smooth before application of paint. Welding sputters shall be removed.

The painting of the exposed surfaces such as outside shell, superstructure, deck house, funnel and living space shall be free from sag and run.

After the specified costing is applied, the paint film for the damaged parts shall be prepared at proper time. When such damage comes to the surface of steel and rust occurs, the surface shall be cleaned to secondary surface preparation grade and coated as originally specified.

When such damage does not reach to the steel surface, the surface can be touched up to the specified film thickness.

4022 Galvanizing

Galvanizing can be done by hot dip method according to normal practice.

Damaged area of galvanizing part shall be touched up by one coat with zinc rich epoxy.

4023 Secondary Preparation

Before the first coat is applied, the damages on shop primer by welding, burning, rubbing etc., and the rusted steel surface shall be prepared in accordance with following sequence,

a.	Block building.
b.	Preparation for Class/Buyer inspection.
c.	Power tool cleaning repair as per S13 and grinding the sharp corner
d.	Air blow.
e.	Shop primer stripe coats(two coats).
f.	Block erection.
g.	Power tooling of erection joints as per ST3.
h.	Air blow.
i.	Shop primer stripe coats(two coats).
j.	Coat as per the paint schedule.

Repair as mentioned above means repairing of blow holes, undercuts, welding sputters and etc… according to the Class/Buyer’s recommendation.

Cargo oil tanks, slop tanks and fresh water tanks shall be blasted to Sa 2.5.

403 Shop Primer

The shop primer serves to protect the steel from corrosion during construction before application of the hull paint scheme.

Shop primer must be acceptable for the follow up paint system.

404 Paint Works

Minimum over coating time of painting application shall reference to Manufacturer’s guideline.

Welding slag, weld splatter, gas cutting edge shall be removed/ground smooth prior to paint application.

Watertight weld lines via manual welding shall be painted after the air test.

Non-watertight weld lines and fillet welding for stiffening member shall be painted after block inspection.

Any structure/spots except above to be painted before inspection shall have consent from classification society and Buyer.

All machineries and electric equipments shall be coated in accordance with maker’s standard. The damaged part shall only be touched up in accordance with Builder’s practice with two (2) coats of finish coat of compatible type.

Prior painting, the surface shall be cleaned of oil, moisture, dust, zinc, salt and other foreign material with thinner, fresh water, wire brush and etc..

405 Film Thickness

The dry film thickness specified in the painting scheme shall be met for at least 85% of the total area and under thickness/over thickness shall be observed.

The dry film thickness specified in the painting schedule to be attained on at least 85% of the measuring points and at least 85% thickness of specified one to be attained on remaining 15% measuring points except plate edges, etc.

406 Measuring

Measurement of dry film may be done with proper film gauge such as MICRO tester or ELCO meter. The measurement shall be carried out in accordance with paint maker’s recommendation. The records shall be submitted to Buyer.

407 Inspection

The surface preparation and checking of paint dry film thickness shall be carried out by the Builder in the presence of Buyer’s representative and paint Manufacturer.

Record of temperature and humidity shall be maintained during the painting work.

408 General Cautions

Mixing and thinning of paint material, conditions/methods of application and timer interval between each coat shall comply with the paint Manufacturer’s guideline. The paint shall not be applied during the period of rain, snow, fog or mist and not be applied when the weather condition may cause condensation such as relative humidity above 85% and steel temperature lower than 3ºC above the dew point. Further more, during cargo oil tank coating, the humidity level shall be maintained relatively as per makers specification.

409 Paint Schedule

4091 Ballast Tanks Coating

Ballast tanks shall be coated as epoxy light color paint layers. Black paint layers are not allowed. Fresh Water tanks shall be coated as epoxy light color paint layers according maker’s instruction.

4092 Cargo Oil Tanks Coating

Cargo oil tanks shall have surround coating which is listed in the maker list. The coat shall comply with attached cargo list as 205. Supervision of the application shall be executed carefully. The Buyer shall procure the guarantee from the paint maker along with insurance.

4093 Decks Superstructures and Other Places Coating.

Epoxy system shall be used as per following specification.

4094 Painting Scheme

Painting scheme shall follow the below specification.

Painting scheme for the parts and spaces which are not specified herein shall be similar to surrounding space or comparable spaces.

The finished paint for weather part shall be applied by semi gloss or matt material.

All paint thickness specified are dry film thickness. The paint scheme shall be refer to the following table. The final configuration shall be as per the paint maker’s recommendation.

Area	Total Film Thickness (microns)	Type of Paint	Film Thickness (micron)
Bottom & Vertical Bottom Up to Deepest Waterline	550	Tar Epoxy Vinyl Modified Epoxy Self Polish A/P Coat	1 x 100 1 x 150 3 x 100

Topside	300	Universal primer Epoxy Polyurethane	1 x 100 1 x 100 2 x 50

Exposed deck, cranes, deck machinery, etc.	300	Universal Primer Epoxy Polyurethane	1 x 100 1 x 100 2 x 50

External superstructure Mast, davits, decks Deck Deck houses	300	Universal Primer Epoxy Polyurethane	1 x 100 1 x 100 2 x 50

Area	Total Film Thickness (microns)	Type of Paint	Film Thickness (micron)
Cargo/Slop tanks	300	Epoxy Series Similar to Interline 904 and guaranteed in accordance with the maximum period provided by the makers	3 x 100 as per maker’s instruction

Water ballast tanks, Fore peak tanks, After peak tanks, Cofferdams, Bow thruster space, Chain lockers, all bilges and void spaces.	400	Modified Epoxy Stripe Coat	2 x 200 2

Fresh water tanks	300	High Quality Pure Epoxy	3 x 100

Fuel oil/Lub. oil tanks		No painting Rust inhibitive oil

Interior deck part, Engine-room stores etc.	200	Alkyd primer Alkyd deck paint	2 x 50 2 x 50

Engine room	200	Primer Alkyd Enamel Alkyd	2 x 75 1 x 50

Interior walls behind insulation and paneling	75	Epoxy Primer	1 x 75

Rudder inner		Intertuf 16 JB A016

Rudder trunk		Intertuf 606 JX A06/JX A010

Rudder outside		As per bottom scheme

Other area		Conventional paint

410 Cathodic Protection

Cathodic protection for the underwater hull, ballast tanks, sea chests, rudder, propeller boss and bilge keels shall be provided with aluminum anodes. Sufficient amount of anodes shall be arranged to maintain an average current density at 5 mg/m3.

Anodes shall be certificated as non – sparking. Anodes plan shall be submitted for Buyer’s approval. The anodes shall be placed so that they can not be easily damaged during vessel’s mooring and maneuver.

The anodes shall be fitted on the hull via bolt. Life expectancy of anodes shall be three years for hull and five years for water ballast tanks based on 50% of the time in ballasting condition.

The dimension and arrangement of the aluminum anodes shall be proposed by the manufacturer and approved by the Buyer.

500 Accommodation

501 General

Accommodation shall be arranged for 18 crews as shown on the General Arrangement Plan. The construction shall be in accordance with SOLAS 1974 and latest amendments. The accommodation shall be of European Standard with individual cabin, shower and private toilet. The clear height in cabins shall be 2.1 m minimum. (ILO regulation shall be applied)

The cabins shall be arranged as shown on the General Arrangement Plan.

Public rooms and duty rooms to be provided as following

2	Mess rooms for Officers & crews
1	Conference room with pantry
1	Ship’s office combined with cargo control room
1	Deck changing room
1	Engineer changing room
1	Engine control room in engine room
1	Wheel house combined with chart space and radio space
1	Galley with pantry
1	Refrigerating provision store
1	Ship’s laundry
1	Drying room
1	Hospital
1	Smoking room

The accommodation plan shall be approved by the Buyer prior the construction.

502 Deck Covering

Deck covering should be fitting according to according to Class rules.

All Living Spaces, public area, officers except wheelhouse, captain room and chief engineer room	Vinyl sheet 3mm thick on deck covering

Wheelhouse interior, Captain room and chief engineer room	Vinyl sheet 3 mm thick on deck covering. No finish coating of composition nor vinyl sheet shall be provide in enclosed spaces under built-in furniture but underlay shall be provided.

Washroom, galley & laundry, unit toilet	150mm x 150mm non-slip quarry tiles on 50mm cement underlay.

Wheelhouse interior, Engine control room, Emergency Gen. Room	Non-skid rubber mat to be provided between doors and in front of consoles.

Non skid type Rubber mat in wheel house

All wash places and showers shall be similarly laid with ceramic tiles.

All exposed steel decks shall be finished with deck paint.

Anti slip paint on working places.

503 Insulation and Fire Protection

All insulation and fire protection shall be fitted according to Class rules. The insulation for fire protection shall be constructed in accordance with the SOLAS 1974. Includes the protocol of 1978 and its amendment of 1981 and 1983 and the latest updated rules and regulations and associated amendments till the date the contracts are signed.

Sound insulation shall be provided for accommodation quarters, where necessary.

Exterior boundaries of the poop and deckhouses in the vessel are to be insulated to ‘A-60’ class for the whole of the portions which face cargo oil tanks and 3m aft of the front boundary.

It is to be insulated to ‘A-60’ class with ‘A-60’ class deck covering for upper deck of top upper deck of engine room within superstructure and top of other machinery spaces except minor fire risk spaces with the consent of the Register to apply only steel plate.

Deck under wheelhouse, chartroom, radio room etc. to be insulated to ‘A-60’ class with ‘A-60’ class deck covering.

Enclosed walls of multi-ply engine casing bounding living quarters are to be insulated to ‘A-60’ class. Except casing bounding other machinery spaces having ‘A-0’ class insulation and casing bounding exposed to the weather, it may be only steel wall.

Walls dividing stairway and passageway from engine casing and other space of greater fire risk are to be insulated to ‘A-60’ class.

Thermal insulation shall be provided as follows:

Application	Material	Remarks
Corridor bulkhead	50 mm thick rock wool board and 0.5 mm thick galvanized steel sheets with decorative PVC film on both sides.

Division bulkhead	Ditto

Lining	25 mm thick rock wool board and 0.5 mm thick galvanized steel sheets with decorative PVC film on visible side	25 mm thick rock wool board and 0.5 mm thick stainless steel sheets on visible side for galley and pantry.

Ceiling	25 mm thick rock wool board and 0.5 mm thick steel sheets with PVC film.	Ditto

Thermal insulation	50 mm thick glass wool (100 kg/m3 density)	Exposed surface of accommodation.

Sound insulation	75 mm thick glass wool (40 kg/ m3 density)	Where required space

Fire insulation	20+20 mm thick ceramic wool (170 kg/ m3 density)	As per Rules and Regulations

Furniture	Wooden furniture

All materials shall be class approved and appropriately fire rated in accordance with SOLAS requirements.

All insulations for rooms/stores and etc… where crews may access, are visible and not behind lining shall be finished by galvanized steel plate.

504 Cabin Furnishing and Fittings

All furniture shall be made of wood except steel desk in work shop and etc.... All tables and desks shall be covered with plastic material.

5041 Captain and Chief Engineer Class for bed room and day room

•    One(1) Single tier varnished plywood bunk with drawer and bunk light. Approximate dimensions 2000mm x 1500mm x 150mm with foam mattress.

•    One(1) wardrobe with long mirror

•    Two(2) coat and hat hook

•    One(1) sofa

•    One(1) sideboard combined with book case

•    One(1) coffee table

•    One(1) small steel safe (Master’s only)

•    One(1) writing desk with drawers (double pedestal type)

•    One(1) arm chair

•    One(1) quartz clock

•    Two(2) spare power slots

Curtains shall be provided for windows.

5042 senior crew cabin (chief officer class)

•    One(1) sofa

•    One(1) coffee table

•    One(l) book case

•    One(1) writing desk with drawers

•    One(1) upholstered chair

•    One(l) filing cabinet

•    Two(2) coat and hat hook

•    One(1) single varnished plywood bunk complete with light and foam mattress approximate dimension of 2000mm x 1000mm x 150mm.

•    One(1) wardrobe

•    Two(2) spare power slots

5043 One Man Cabins

•    One(1) single sofa

•    One(1) book case

•    One(1) writing desk with drawers

•    One(l) upholstered chair

•    Two(2) coat and hat hook

•    One(1) single varnished plywood bunk complete with light and foam mattress approximate dimension of 2000mm x 1000mm x 150mm.

•    One(1) wardrobe

•    Two(2) spare power slots

•    bed stand

Where the sidelights or window exist, curtains will be provided.

All in accordance with G.A. and accommodation plan.

Where the side light or window exists, curtains will be fitted. The curtain shall be of blind type.

5044 Wash Place Fittings

Private toilet	Prefabricated unit, including Shower, Wash basin, Toilet cabinet, Soap dish, Water closet, Paper holder, Towel rack, Hand grip, Coat Hook and etc.

Public toilet	unit toilet

Fresh water	Hydrophore system with a sterilizer, (fresh washing, shower, WC)

Hot water	Continuous circulating system with a calorifier

Sanitary supply line	Copper pipe

Sanitary drain line	Copper pipe

Sewage drain method	Sewage treatment system to be provided.

Sewage drain method	Gravity toilet system

5045 Laundry Equipment

2 - 6 kg washing machine for cleaning clothes, motor driven with integral spin dryer and 1 tumble dryer.

1 - 6 kg washing machine for dirty clothes

2 - Dryer

1 - Rinsing tub

2 - Ironing table

1 - Wooden rack

1 - Heating radiator (Drying room). (Black heat type electrical radiator, l - 2 kw with high temperature cut out thermostat)

2 - Electric irons

5046 Galley

1 - Electric range 4 hot plates, comes with stainless steel exhaust canopy and fan over.

1 - Baking oven with 2 ovens

1 - Soup boiler incline type, 20 litres

1 - Dressing table with under locker

1 - Cooking table with under shelf

1 - Wooden chopping block

1 - Marine microwave oven

1 - Food disposal unit

1 - Elect. refrigerator, 300 litres

1 - Elect. universal machine

1 - Dish, pan and glass rack

1 - Stainless double wash bowl with cold & hot water

1 - Dish washer machine

1 - Coffee machine

1 - Frying pan

1 - Separated hand wash basin

5047 Wheel House

The wheelhouse is to be located on bridge deck as shown in the General Arrangement Plan and to be fitted out with navigation, communication and control equipment.

Doors shall be provided on both port and starboard.

Wheelhouse windows are to be arranged to give good visibility all around as indicated in General Arrangement Plan.

Storm rails shall be provided on outside of wheelhouse as well as inside the wheelhouse front console.

The wings of the bridge shall recess inside of the side shell at 800 mm on each Side and Retractable platform will be fitted in the wing bulwarks extend to 800mm.

Work station include a desk and chair for captain shall be fitted in the wheelhouse.

The wheelhouse is to be fitted with:-

•    Steering control and instrumentation

•    Rudder angle indicator (panoramic deck head mounted type)

•    Main engine alarms and group alarms for auxiliary engine (common alarm indicating generator engines failure) and steering gear

•    Horns (one electrical air horn and mechanical plunger for horn)

•    One searchlight with remote control, positioned off steering wheel, 1000W

•    3 horizontal type wiper come with fresh water washing and two clear view screen on forward window. Central wheelhouse window heated.

•    Helmsman’s chair (pilot chair with adjustable height, no sliding)

•    VHF, radar as agreed in the electric nautical equipment

•    Clinometer, thermometer, dial barometer

•    Wooden grating for steering column

•    Chart table curtain/collapsible lamp

•    Navigation instrument sets

•    Two(2) Binoculars c/w case

•    One(1) chart table with drawers

•    Central public address system

•    Filing cabinet with 2 drawings near radio table

•    Flag box

•    Assorted book racks and cabinets

•    Spare power slots

•    Space D.C. power slots

•    Emergency stop button for cargo pump motor

•    First aid kit bag

•    Quartz clock

•    Anemometer

5048 Interior Doors

All interior doors’ materials are to be fire rated as the surrounding bulkheads and as required by SOLAS.

•    To be hung on brass or chrome steel hinges and fitted with chrome door fittings

•    To have lever handles and hook retainers

•    To have labels overhead indicating compartment name

All locks and latches shall have rim or mortise type easing to meet the requirements of the particular installations.

Lock shall be furnished so that each lock shall have a different key and all locks onboard except those in the engine room shall be operated by a master key for each rim and mortise type lock.

Doors in public rooms except stores shall be provided with mortise type cylinder lock.

All non-watertight steel doors shall be provided with cylinder locks.

A self-closer shall be fitted on doors leading to galley, common wash place and engine room from living quarters, doors inside the lobby of weather exposed to entrance of living quarters on upper deck, doors at weather exposed entrance of living quarters and doors of stairway trunk.

5049 Engine Control Room

To be situated on upper platform deck and to be air-conditioned unit (water- cooled type).

The following will also be located within the engine control room:

•    Main switchboard

•    Engine control and alarm panel

•    Intercom telephone system

•    Machinery alarm panel

•    One(1) writing desk with drawers (single pedestal type)

•    One(l) file cabinet with 4 drawers

•    One(l) book case

•    Two(2) coat and hat hook

•    One(l) coffee rack

•    One(l) white board

•    One(l) control room unit cooler

•    One(1) set group starter for essential motor

•    Two(2) arm chairs

50410 Cargo Control Room and Ships office to be combined Office

A cargo control room shall be located on the poop deck. The cargo control room layout shall be with reference to General Arrangement Plan and Accommodation Plan.

The cargo control room shall accommodate necessary controls required for the remote control of the cargo and ballast systems include

•    start-stop diesel engines that drive the cargo pumps.

•    engage on/off the friction clutches between cargo pump and diesel engines.

•    control bypass valves of the delivery line of cargo pumps.

•    pressure indicators.

•    cargo tank high-level alarm system.

•    oily discharge monitoring panel.

•    clinometer and necessary gauges.

•    Remote value control of ballast valves and cargo valves excluding manifold valves

Telephone, clock, P.A., high level alarm, level gauges, pump control buttons and Gauges

Other Fittings

One(l) white board c/w markings of ships tanks for daily record entry.

One(1) desk c/w chair (Single pedestal type)

One(l) filing cabinet

One(l) clock

Four(4) spare power slots

Three(3) coat hangers

One(l) Load computer system

50411 Crew and Officer Mess Rooms

Followings shall be fitted in the mess rooms:

•    One(l) sideboard with drawers/cutlery drawers & hanging cabinet

•    One(l) clock, battery Quartz type

•    Four(4) spare power slots

•    One(1) “white” notice board

•    One(1) public address speaker

•    Upholstered chairs & settees as shown on general arrangements

50412 Pantry x 2

•    One(1) [ILLEGIBLE] refrigerator

•    One(l) coffee maker

•    One(l) wash basin

•    One(1) cupboard with plate rack/glass rack and etc...

50413 Dry Provision Store

This compartment is to be fitted with wooden shelves and retaining bars.

50414 Refrigerated Provision Store

[ILLEGIBLE] (one working, one as stand by) each having a sufficient specified temperatures within 18 hours of automatic operation per day is fitted. These refrigerating chambers shall have vegetable, meat & fish chamber with deep freezer.

Cabinet	Type	Volume	Temperature
Vegetable	Reach in	Abt. 14 m3	+40C
Fish	Reach in	Abt. 8 m3	180C
Meat	Reach in	Abt. 16 m3	-180C
Lobby		8m3	+80C

Capacities must be agreed on General Arrangement Plan and Accommodation Plan.

Refrigerant shall be R-404a. Each chamber shall be cooled by fan coil unit type with air cooler. Valve panel shall be located adjacent to each cooler as per maker’s standard. Heating around the door shall be fitted. The drainage in the fish & meat room shall be installed. Refrigerator door should be opened on both side.

Cooling water shall be supplied by central cooling system. The cooler in meat & fish chamber shall have electric defrosting. Refrigeration compressors shall be regulated by temperature switches. Two spare refrigerant containers to be supplied.

One storage rack of stainless steel with hardwood shelves shall be provided for each vegetable, meat & fish chamber. Meat hooks for hanging whole carcasses of meat shall be provided.

50415 Forward Stores

The spaces under the forecastle deck shall be divided into windlass control room, paint store and bosun store which are fitted with steel shelving with retaining bars.

Ample lighting, portable fire extinguishers and natural/mechanical ventilators shall be arranged to meet the classification requirements.

Wooden grating shall be installed in Bosun store area.

50416 Steering Gear Compartment

The steering gear compartment is to be fitted with necessary steering gear machinery, suitable ventilations and sound powered telephone fitted for communication between wheelhouse and engine control room.

50417 Radio Space

Radio area in the wheelhouse is to be fitted with:-

•    One writing desk with drawers (single pedestal type)

•    One swivel arm chair

•    One file cabinet with 2 drawers

•    One book case

•    One whiteboard

•    Two coat and hat hook

•    Radio and communication equipment

50418 Emergency Generator Room

This room is to be fitted out with suitable insulation to meet SOLAS requirements.

as an emergency generator room. Appropriate ventilation is to be provided.

50419 Workshop

The workshop shall be fitted with:

•    One(1) lathe machine of distance between the centres 1000 mm and diameter of 350mm

•    One(1) wheel grinder, pedestal type complete with 2 wheels of 255mm diameter

•    Welding machine complete with accessories of 300 Amp capacity (AC Inverter type)

•    Work bench complete with 8” vice

•    Tool cabinet

•    One(1) gas welding set (to be installed outside of E.R.) with flashback arrestor at nozzle c/w fixed pipes in workshop.

•    Bottles to be placed on deck Outlet station to be placed in workshop.

•    Electrician’s work shop to be fitted with electrical testing board and storage cabinets.

50420 Changing Room

The compartment is to be fitted out with:

•    Dressing cabinets

•    Bench seats

•    Clothes hooks

•    Coat hooks

•    Shower

•    Wash basin- Toilet

50421 Paint Store

It is to be fitted-with steel shelves and mechanical ventilation. All electrical fittings and safety requirement shall meet SOLAS requirements. The padlock shall be provided.

50422 Deck/Engine Store

This store is to be fitted out with steel or wood shelves. Doors to be fitted with padlock. The store shall be natural ventilated.

600 Deck Machinery and Outfitting

601 General

Deck machinery shall be arranged as shown on the General Arrangement Plan. Deck machinery consists two electro hydraulic motor driven anchor windlasses located at the forecastle and two electro hydraulic motor driven mooring winches located at all of poop deck as shown on General Arrangement Plan.

Hydraulic power shall be supplied for deck machinery (windlass, mooring winch etc.) from the hydraulic power station and the hydraulic motors directly coupled to the winch or through reduction gears if necessary. Hydraulic pump station for deck machinery shall be arranged in suitable location.

Following is the summary of main particulars of the deck machineries;

Name of equipment	No. of set	Type	Duty capacity tons x m/min	Prime motor

Steering gear	1	Electric-hydraulic Type	[ILLEGIBLE]	Hydraulic motors

Anchor windlass	2	Hydraulic type Each 1 gypsy wheel, 1 hawser drum & 1 warping head.	At gypsy wheel l0tx9m/min. At hawser drum 8.5tx15m/min rope length 180m	Hydraulic motor with auto-tension device

Mooring winch	2	Hydraulic type Each 1 hawser drums with auto tension function and 1 warping head	At hawser drum 8.5txl5m/min. ([ILLEGIBLE] layer) At hawser drum Rope length 200m	Hydraulic motor With auto-tension device

Hose handling crane	1	Elec-hyd. type	2t x appr. 16m	Hydraulic motor To be arranged near manifold

Provision	1	Electric type	1.51 x 3.8m according to layout.	Electric motor
Rescue boat crane	1

Bow thruster	1	Electric CPP	300 kW	Electric motor

Free fall boat davit	1	According to relevant rules.		Electric motor

602 Anchor Windlasses

Two electro hydraulic anchor windlasses each having a gypsy single mooring drum with slip and two warp heads. The gypsy capacity to be approx. 10 tonnes pull at 9 m/min, suitable for 40mm diameter chain and mooring drum capacity 8.5 tonnes 15m/min at 1st layer. The cable lifters and hawser drums are to be independently clutched. The hawser drum shall have auto tension function.

Gypsy	:	Suitable for 46 mm diameter chain
Hawser Drum	:	Suitable for handling 200m of 250kn breaking strength
Control	:	Mounted on steel pedestal suitable for on deck installation
Seating	:	The windlass shall be mounted on chock fast seating using corrosive resistance bolts with a ‘save-all’ and gutter

603 Steering Gear

One (1) set of steering gear system shall be arranged to drive the stream line rudder. The steering gear is driven by one(1) set of piston type steering gear with two(2) totally independent working hydraulic pump units each driven by two electric motors. One(1) pump unit shall be operated in normal service navigation and the other shall serve as a standby. Both can be used during manoeuvering.

The rudder turning angle shall be 2 x 35 degree. Either pump unit shall be able to supply enough power to steer the rudder from 35 degree on the either side to 30 degree on the other side within 28 seconds when the vessel is running ahead at service speed at scantling draft.

Arrangements for connection with auto pilot and manual control shall be made. Steering gear motors shall be remote started & stopped from wheelhouse bridge console. Local manual operation shall be able to done via operation of solenoid control valve at the side of the gear as per the requirement of IMO and Class. The system shall be connected with the power by emergency power from the emergency switchboard.

Torque rating is about 11 metric ton – meter and shall be approved by the Class subject to the rudder area.

Suitable grating shall be fitted around the steering gear for safer inspection and maintenance.

One fixed set of hydraulic storage oil tank shall be provided in accordance with the requirement of the Rules and Regulations. The tank shall have sufficient capacity to recharge two power actuating system.

The lubricating system driven by the two (2) electric motors, each 100% capacity shall be provided in the steering gear room for the lubrication of rudder carrier by grease together with the manual device for emergency.

The rudder angle indicator of mechanical type shall be fitted on the steering gear body. The rudder angle indicator shall be independent of the steering gear control system and readily visible from the control position as well as in wheel house.

Mechanical stopper angle shall be of 37° on each side. Low level alarm of steering gear L.O. sump tank shall be provided in wheel house and engine control room.

Working platform to be provided around the control device for easy accessibility.

604 Stern Mooring Winch

Two sets of electrical hydraulic Single Mooring Winches accompanied with each one hawser drum with auto tension function and one warping head is [ILLEGIBLE] as following:

Rating	:	8.5 tonnes at 15 m/min at 1st layer.
Capacity	:	200 m of 250 kn breaking strength
Warping	:	Cast steel keyed on ends of the main rotating shaft
Control	:	Mounted on steel pedestal suitable for on deck installation
Seating	:	The winch shall be mounted on chock fast seating using corrosion resistance bolts with a ‘save-all’ and gutter

605 Provision Handling Crane/Spare Parts Handling/Rescue Boat Davit

Each One(1) set of electric lifting crane shall be fitted. The capacity and outreach of the davit will be according to the layout. (The crane structure consists of fixed crane boom mounted on pedestal base with 1.5 tonne SW[ILLEGIBLE] lifting capacity at maximum radius of -3.8 m.

The electric lifting winch comprising of single drum driven by electric motor and pre-wiring for hoisting.)

606 Hose Handling Crane

One set electric-hydraulic hose handling crane, lifting capacity 2 tonnes at 16 m outreach. The working area of the crane shall cover the cargo manifolds and pump room without interfere the cargo piping system as indicated in the General Arrangement Plan.

607 Mooring Fitting

Anchors, chain cables and mooring ropes shall be equipped in accordance with the rule requirements as per following table.

2	Bow Anchor	Stockless SPEK type, about 3300 kg, Cast steel construction with cone type swivel shackle.
1	Spare Anchor	Stockless SPEK type, about 3300 kg, Cast steel construction. One for each vessel
1	Anchor Chain	46 mm dia. X 495.0 m in length, Grade 3 with Kenter shackles plus short chain with Kenter shackle to pass the chain stopper.
2	Chain Releaser	Fastened type in chain locker and operable from outside.
4	Mooring Rope	Mooring rope of nylon fiber rope, 200 meters, (B.S. 250KN) including loop end.
1	Towing Line	Towing line [ILLEGIBLE]X190 36 NAT8X19S–FC1570ZZ596

Two chain stops shall be fitted on forecastle deck.

One pair of hawseholes, fabricated of welded steel plate with steel bell mouth with square shape on shell and deck flange on deck, to be fitted at the bow and so located as to give a satisfactory position of the anchors.

Two chain stops shall be fitted on forecastle deck.

Mooring fittings, such as panama chock, bollards, panama fair leaders, guide rollers and mooring holes shall be arranged in accordance with OCIMF requirement for reference as shown on the General Arrangement Plan and Mooring Arrangement Plan.

608 Manifold

In way of cargo manifold on upper deck, additional deck fitting, such as bollard, cross bitt and closed chock shall be fitted refer to the OCIMF recommendation Category ‘A’ for reference only.

609 Oil Spill Drain Tank

Oil spill collection tank shall be fitted at the top of the after wing ballast tank. The scupper shall be fitted on each side of the main deck in the most aft part of the tank to drain the oil into the deck oil spill tank.

The tank should be emptied with overboard valve controlled from the main deck and with the slop/stripping pump to the slop tank.

610 Mooring Equipment

All figures will subject to the further calculation

Bollard	:	355mm diameter double-bills as shown on General Arrangement
Mooring pipes	:	355mm nominal size, cast steel as shown on General Arrangement
Closed Chock	:	315mm nominal cast steel as shown on General Arrangement
Fairleads	:	200mm dia single vertical rollers closed type as shown on General Arrangement
200mm dia double rollers closed type as shown on General Arrangement.

Only mooring equipment of the vessel to be suitable for ship to ship transfer operations, such as bollard and panama chocks.

Mooring layout of vessel and detailed drawings of equipment shall be submitted to the Buyer for approval.

Eight (8) lashing lugs shall be fitted on each side around the midship for fenders.

611 Ladders and Steps

6111 Accommodation Ladders

Two aluminum accommodation ladders with universal steps with davits driven by one portable pneumatic winch shall be provided one port and one starboard along side of the accommodation at poop deck.

One set of wharf ladder is provided and located on the upper deck around midship. The wharf ladder is about six (6) meters in length made of aluminum alloy.

Two pilot ladders made of rope and timber along with the collection reel shall be supplied.

6112 Steel Ladder and Steps

All cargo oil/slop tanks shall be fitted with vertical ladders with the protection ring. The ladders shall be made of mild steel and coated with the surrounding coat.

The steel vertical ladder of 400 mm width and with 300 mm step spacing shall be provided in all bunkers, ballast and fresh water tanks for access.

Steel vertical ladders or steps to be also provided to deep tanks, service and settling tanks, unless space is limited and approval duty obtained from Buyer, monkey steps will be acceptable. Vertical ladders shall be fabricated with 65 mm x 9 mm mild steel flat bar and step of a 22 mm square bar with vertical diagonal.

Sufficient stairs and ladders shall be arranged to provide convenient access to all decks and platforms. All steps of stairs inside the accommodation shall be made of steel covered with appropriate sound absorbing material and finished with non - slippery top layer. Aluminum or stainless steel angle bar shall be installed on front of each step above the covering.

Ladders shall be generally bolted to the structure. No vertical ladders are allowed in pump room and paint store.

612 Access Hatch and Manhole

6121 Access and Manhole for Cargo Oil Tanks

One set of access hatch (swing away type) for each cargo oil tank, slop tank shall be fitted. The clear opening of the access hatch is about 800 mm. The access hatch shall be arranged as per General Arrangement Plan and be approved by the Buyer prior to construction.

The hatch shall be installed as much forward as possible. The swing away hatch cover shall be used along with enough number of butterfly cleats. Each cargo tank entrance shall be marked with C.C. (Cargo Compartment) and tank number by welding bead.

The round bar shall be placed on top of hatch coaming made of stainless steel A1S1 316L. Gaskets shall be able to resist the cargo spill out in the cargo list. Hinge pins, lifting screws, pivoting axles, bushings and threaded fasteners to be of stainless steel A1S1 316L.

The height of swing away type hatch coaming shall be around 610 mm. The internal hatch coaming shall be painted with same surrounding coat applied to the cargo hold.

6122 Access Manhole for Water Ballast Tank

Two watertight bolted flush type manholes cover with clear opening 600 x 800 mm (according to the Class rules) shall be fitted on each water ballast tank in way of cargo area. Each ballast tank to be provided with a sample hatch (2-inch) for sampling the atmosphere in the tank bottom and top. Each ballast tank manhole shall be clearly marked with tank name by welding bead.

6123 Tank Cleaning Hatch

At least two set of hanged tank cleaning hatches of mild steel construction, of suitable size for use with portable tank cleaning machine shall be provided on each cargo tank and slop tank. Tank cleaning hatch dimensions are- 320 mm diameter, with a height of 200 mm above longitudinal, which to be internally coated same as surrounding tank coating.

The round bar on top of coaming to be of stainless steel A1S1 316L, Gaskets must be cargo resistance.

6124 Sample Hatches

Each cargo & slop tanks should be provided with a sample hatch with a minimum diameter of 125 mm fitted with flame arrestor according the rules.

6125 Small Hatches

Following small hatch shall be of hinged or bolted type shall be provided. The height of hatch coaming shall comply with the requirement of class.

Location	No	Type	Opening	Operated by
Upper deck for engine room spare parts lifting	1	Watertight, hinged	800 x 1200 with coaming	Manual
Poop deck for pump room	1	Watertight, hinged	800 x 1200	Manual
Forecastle deck for rope	1	Watertight, hinged	600 x 600 with coaming	Manual
Upper deck aft for steering gear room	1	Watertight, hinged	800 x 800 with coaming	Manual

6126 Manholes

Manholes shall have steel plate cover secured with stainless steel(SUS316) studs and nuts. Each manhole cover shall be fitted with one or two hand grip and marked with the name of the compartment.

The construction, materials of the manhole with covers shall be in accordance with the Builder’s standards unless otherwise specified.

Location	No	Type	Opening	Operated by
Aft. Peak tank	1	Waterlight, bolted or hinged type	600 x 400 with coaming	Manual
Fuel Oil tank	1	Oil tight, bolted	600 x 400	Manual
Double bottom in engine room		Oil tight, bolted with 100 mm coaming	600 x 400	Manual

Each manhole shall be clearly marked with tank number/name by welding bead. No hand grip may be used for all man hole covers on upper deck, steering gear deck and under forecastle deck.

613 Fendering

An advanced fendering system shall be arranged in order to well protect the vessel against the frequency collision between this vessel and the vessel may get the bunker. The fendering system include following portions:

a. Hard steel fendering for upper deck at the sides and top of bilge strake on the  parallel mid ship. Rubber fender shall be arranged for the forcastle’s deck side, poop deck at side and any other area that the vessel is likely to rouch the fore or aft at any angle until the Yokohama fenders may take over the loads.

The stiffener of side shell in way of Yokohama fender position shall be strengthened. The area for applying Yokohama fender shall be clearly marked on the side of ship.

But Bow Fendering Material to be supplied by Buyer.

614 Life Saving Appliances

Life saving appliances shall be furnished completely in accordance with SOLAS requirements and its Amendments 1981, 1983, 1988 and 1994 and all amendments until the contract has been signed. All equipment to be type approved by the maritime authority of the registered nation or its assigned authority.

1	Lifeboat Suitable for Oil Tanker	GRP, enclosed free fall type, water cooled diesel engine driven for 18 persons.
1	Lifeboat davit	Recovered A type, driven by fixed electric motor.
1	Rescue boat	GRP, driven by diesel engine with 6 persons
1	Rescue boat davit	To compliance with Rules and SOLAS required.

2	Life raft	Inflatable type, with 18 persons for each stowed in fiberglass containers with approved launching device. One for each side (P&S) as per SOLAS regulation.
8	Life buoy	2 – with self-igniting light of electric battery type. 2 – with self-activating smoke signal 4 – with 30 meters life lines
24	Life jacket	18 – Inflatable SOLAS approved life jackets stowed in the wardrobes of cabin 6 – stowed in the public place
1	Line throwing appliance	Complete with four life lines and four (4) projectiles not less than 230m
12	Parachute distress rocket signals	As per SOLAS requirement
6	Rocket signals	As per SOLAS requirement
	Survival suits	Supplied as per SOLAS requirement

615 Personal Protection

Protective equipment and safety equipment shall be provided in accordance with SOLAS and Authority requirements.

	Fire extinguisher	As per the rules and regulations
4	Fireman’s outfit	4 – Self-containing air-breathing apparatus 4 – Protective clothing, boots, gloves and tight-fitting goggles 4 – Fireproof lifeline with belt resistant to the cargo 4 – Explosion-proof lamp
1	Fully charged spare air bottles	For each breathing apparatus.
1	Stretcher with lifting device	As per SOLAS
1	First aid equipment	In wheel house/cargo office/eng.control room and galley

2	Flammable gas detector	As per SOLAS
2	Toxic gas detector	As per SOLAS
2	Oxygen detector	As per SOLAS
1	Oxygen resuscitation	As per SOLAS

EEBD sets according the latest SOLAS requirements

616 Fire Fighting System

The fire precaution, fire extinguishing and fire fighting apparatus shall be provided in compliance with the SOLAS, Class and Authority concerned.

All fire and foam pumps are to be operable from wheelhouse.

Cargo tank deck area	Fixed low expansion deck foam suitable for oil products. Sea water
Engine room & Pump room	Fixed high pressure CO2 system, Sea water hydrants Portable CO2 fire extinguisher Portable foam extinguisher Local application water based system
Accommodation	Sea water Portable fire extinguisher, Fire detection System (IC method in SOLAS Reg.)
Paint store	Water spray connected to the main line, controlled just outside the paint store.
Bow thrust room.	Portable dry powder, Portable CO2 fire extinguisher.
Galley	Portable dry powder CO2 fire extinguisher over the oven
Wheelhouse	Portable dry powder

The whole fire protection to be included fire extinguishing equipment and fire detection & alarm.

A fixed local application fire fighting water mist system to be protecting high risk item/area (main engine, aux. engine, boiler and purifier, etc.) in engine room to comply with SOLAS, 2000 Amendment.

617 Fire Hydrant System

Fire hydrant system combined with the deck washing service shall be arranged with sufficient hydrants at easy accessible positions. The fire mains/wash line shall be led to all hull parts, deck tanks, accommodation quarters and engine room.

Fire hydrants on weather deck and in engine room shall be located such as to be capable of supplying two (2) jets of water simultaneously to any part of the spot in the space.

In engine room the system shall consist of branch lines on floor, platforms and tank top. Fire hydrants are fitted on all platforms beside the branch lines.

International hose coupling stop values of approved type shall be arranged in suitable position so that the jets from two (2) hose nozzles can reach any part of the vessel at same time in accordance with the regulations.

Fire hoses:

One (1) x 15m hose c/w spray-jet nozzle for each hydrant stowed in reel and box.

Fire buckets:

Two (2) c/w attached lanyard and stowed in wooden stand.

Fire main shall be served by fire pump installed in engine room with independent suction and also connected with the emergency fire pump.

The emergency fire pump shall have independent suction and shall be connected to fire main with stop value. It shall be able to be operated under the lightship condition. Non-return valves shall be fitted at emergency fire pump discharge side. One emergency fire pump to be located on ship bow.

The emergency fire pump shall take direct suction from the sea chest in emergency pump room and connect with the fire main /hydrants. Emergency fire pump can also be used for ballast pump for how peak ballast tank.

Particulars for Fire/ General Pump, Bilge/General Service Pump as followings: (Capacities according to the regulations)

No. of sets	One (1) set/ One (1) set
Type	Vertical centrifugal pump with self-priming.
Capacity	~90 m3/h
Pressure	7 bar
Drive	Electric motor

Particulars for Emergency Fire Pump as following: (Capacities according to the regulations)

No. of sets	One (1) set
Type	Vertical centrifugal pump with self priming.
Capacity	~ 40 m3/h
Pressure	7 bar
Drive	Electric motor

618 Foam Fire Extinguish System

Ship shall be equipped with independent fixed foam system as per the requirement of SOLAS.

The deck foam fire extinguishing system shall be served by the fire/foam pump through main foam line.

The system shall be able to deliver the foam to the entire deck of cargo tank area as well as into any cargo tank.

The system includes foam pump, foam mixing pump, mixer, foam tank, fixed monitors and etc. The certified foam shall be suitable for all oil cargoes the vessel may carry.

Foam shall be generated from foam compound and sea water mixed at a proportion ejector. The foam water rate shall be in accordance with requirements of Class and SOLAS. Foam monitors shall be of approved type.

The rate of supply of foam solution shall be not less than the greatest of the following :

a)   0.61/minute per square metre of cargo deck area where cargo deck area means the maximum breadth of the ship multiplied by the total longitudinal extend of the cargo tank spaces.

b)   6l/minute per square metre of the horizontal sectional area deck of the single tank having the largest such area.

619 CO2 Smothering System

An approved CO2 extinguishing system is to be provided for engine room and pump room. The system shall comply with the latest SOLAS regulations.

Audible warning devices shall be operated before releasing the CO2 gas. All engine room ventilation fans, steam heater forced draft fans, pump room fans shall be automatically stopped and quick closing fuel valves closed by opening CO2 release box door.

The necessary pipes and controls shall be supplied. Instruction for manual operation of CO2 shall be displayed at suitable position. Arrangement shall be provided for weighting of CO2 bottles.

CO2 piping shall be tested according to the requirements of the Classification Society and relevant Authorities.

Piping Material

Piping	Dia	Piping Material	Flanges and fittings	Remarks
CO2 pipes	All	Galv. steel	ISO

620 Mist Spray Fire Fighting System

Mist spray fire fighting system shall be installed to comply with Solas code to serve the following areas:

•    Heads of main engines

•    Heads of generators

•    Heads of cargo pump engine

•    Burners of boilers

•    FO Purifiers

The components of the mist spray fire fighting system are as follows:

•    Water spray

•    Detectors

•    Receiver and fire fighting controller, manual operator, and extension indicator panels

•    Pressure water supplier

•    Solenoid water supply valves

•    Visible and audible alarm units

621 Fire and General Alarm System

Fire detection and alarm systems shall be equipped according to requirements of Rules and Regulations.

Fire Alarm

Alarm bells for general alarm to be used as fire alarm via a time delay.

The fire and smoke detection and alarm shall be designed and installed according to the authority requirement.

General alarm to be operated on 24 V DC.

One (1) master switch in wheelhouse.

Audible and visual alarm to be incorporated into fire alarm in E/R.

CO2 Alarm

One(1) CO2 release alarm switch to be installed in CO2 release box.

Suitable numbers of bells with lamp or electric horn in engine control room, engine room, workshop, separator room and steering gear room.

700 Equipment for Cargo

701 General

The cargo oil loading/unloading system will be arranged for efficient loading/discharging petroleum products with flash point below 60 deg. centigrade, in accordance with good marine practice. The system shall be able to carry out cargo transferring, stripping, heating, ballasting and cleaning system.

Two (2) sets of screw type cargo oil pump with 750[ILLEGIBLE] and another one (l) set of screw type cargo oil pump with 300[ILLEGIBLE] shall be provided in cargo pump room for 3 grade cargo. The cargo pumps shall be driven by independent diesel engines through a gas tight gland from engine room.

One (1) set of screw type pump with 150[ILLEGIBLE] for stripping, the stripping pump is driven by elec. motor.

The system to be able to load and discharge three (3) different grades of cargo oil simultaneously without contamination.

Separation each other by double shut valve during cargo handling except stripping operation. That means the cargo pumping system shall be designed to facilitate easy loading and cleaning operations.

The general discharge and loading design criteria are as follows:

Design pumping criteria	Pressure head: 90[ILLEGIBLE]. at pump outlet with cargo S.G. 0.8 [ILLEGIBLE]
Cargo viscosity	1.0cSi-700cSt@50 Deg C
Design discharge time	4 hours at design criteria with 3 cargo pumps running simultaneously, incl., Stripping.
Maximum discharge rate	1800 [ILLEGIBLE] at90mLC., S.G.0.8 [ILLEGIBLE]
Maximum loading rate	Total abt. 1800 [ILLEGIBLE].
Segregation	• Full segregation (3 separate cargo tanks)
• Simultaneous discharge of Three (3) grades via separate pumps and manifolds.
• Simultaneous loading of three (3) grades over manifolds and direct drop lines in main line in cargo tanks.
• 2-value segregation between tanks.

702 Loading and Discharging System for Liquid Cargo

Cargo & stripping/Slop pumps

Cargo pumps to be installed in pump room driven by independent diesel engine in engine room delivering to discharge to the manifolds. Cargo pumps are dual suction, individual, screw type pumps.

(1) Cargo pump

Number of units		Two (2) sets	One (1) set
Type		Single stage, screw type pumps
Design capacity		2 sets x 750 [ILLEGIBLE]	1 set x 300[ILLEGIBLE]
Design pressure head at outlet		90 mLc, S.G. 0.8 [ILLEGIBLE]. 1.0 cSt And be able to handle the contents at 90 mLc, S.G. 1.025 [ILLEGIBLE], 700 cSt.

Materials	Casing Power rotor Idle rotor	Cast iron Carbon steel Carbon steel	Cast iron Carbon steel Carbon steel
Drive and power		Diesel engine in engine room.
		Abt. 450 kw	Not less than 200 kw
Shaft seal		Mechanical seal

(2) Cargo Stripping/Slop pumps

Number of units	One (1) set
Type	Horizontal twin screw type
Design capacity	1 set x 150 [ILLEGIBLE]
Design pressure head at outlet	90 mLc, S.G. 0.8 [ILLEGIBLE], 1.0 cSt And be able to handle the contents at 90 mLc, S.G. 1.025 [ILLEGIBLE], 700 cSt.
Drive and power	Electric motor in engine room. Not less than 120 kw
Mounting	Vibration damping resilient mount.

The cargo stripping pump to be used as slop pump also.

Cargo Piping

The system to be able to discharge and load three (3) different grades of cargo oil simultaneously without contamination.

When discharging oil, three (3) sets of screw type cargo pump shall be worked simultaneously, total discharge rate to be 1800 [ILLEGIBLE] at 90 mLc and to be capable of discharging cargo oil completely during 5 hours, including stripping. One (1) set of stripping pump with capacity of 150 [ILLEGIBLE] at 90

mLc to be applied for cargo tank stripping. Also the stripping pump shall be used for slop pump.

There are three (3) upper deck main lines and three (3) manifolds on upper deck cargo oil range, one (1) for each segregation. The manifold and associated equipment shall refer with OCIMF recommendation, as practice.

Cargo oil pipe systems in cargo tanks and on upper deck shall be mild steel pipe (designing pressure 1.5 Mpa).

A cargo tank crossover valve to be provided in the pump suction well of each tank. Individual connecting pipe to be installed in the left and right slop tank to let oily water two-stage deposit.

Each cargo oil tank has a loading pipe (drop lines) which goes toward its own tank bottom and connects with cargo oil main lines on upper deck. The drop lines in cargo tanks to be of mild steel also.

The Oil Companies International Marine Forum’s (OCIMF) Standard for Tanker Manifold and Associated Equipment, latest issue), to be accordance with, where relevant.

The cargo piping system to be arranged as follows:

Cargo piping	2/1 - Discharge main line of ND 250 mm / ND 200 mm on upper deck respectively.

2/1 - Crossovers pipes of ND250/ND200 mm on upper deck, one (1) for each segregation.

2/1 - Cargo manifold of 250 mm/200 mm to be arranged at amid-ship (P&S) on upper deck as per OCIMF standard.

2 - Discharge main line of ND 80 mm on upper deck, one (1) for each slop tank.

1 - Slop collection line of ND 125 mm.

1 - Crossover line for manifolds.

10 - Suction well in each cargo and slop tank.

3 - Cargo drop line of ND 250 and 200 mm for each cargo tank/slop tank through the main line via. cargo drop line and/or cargo oil pump.

Drip trays	Drip trays with gratings and drains to be fitted underneath Port & Starboard cross over line manifold.

Size and volume of trays shall generally be according to IMO and OCIMF regulations.

Drain lines to be of mild steel also.

A stern drip tray to be fitted astern.

Cargo valve	All cargo butterfly valve in cargo tank as well as on deck and in ballast tank to be hydraulic remote operated from CCR.

After completion of the discharge phase the stripping of the cargo system to be carried out by the cargo stripping/slop pump through stripping pipe in cargo tank suction well.

A cargo control room to be fitted for remote control of the cargo pumps, stripping/slop pump, ballast pumps, ballast and cargo valves. Also a remote tank level gauging system, an oil discharge monitoring system and a pipeline mimic diagram with remote operation of valves to be located in the cargo control room.

703 Cargo Heating System

The cargo heating coils shall be installed in cargo tanks (P&S) and slop tank (P&S) for cargo heating.

The cargo is heated with steam delivered to heating coils of stainless steel AISI 3l6L of DN40 in cargo and slop tanks. The steam boiler shall supply the saturated steam to heating coils in cargo and slop tanks.

The cargo heating system to be capable of maintaining cargo at 55°C with sea temperature 5°C and ambient air temperature 2°C.

The heating capacity to be sufficient to raise temperature of a cargo load from 55°C to 75°C in 96 hours with ambient air temp. 2°C and sea water temperature 5°C. Slop tank heating to be capable of raising the temperature of a 50% slop tank from 15°C to 66°C in 24 hours under the same ambient conditions.

Heating pipe on deck to be of pre-insulated mild steel pipes.

Heating system valves to be manually operated from tank deck.

704 Cargo Tank Vent/Gas Free System

Cargo Tank Venting System

A venting system to be installed providing for individual venting of each cargo tank as well as for common venting either into the atmosphere or for collection on shore.

All cargo tanks and slop tanks (P&S) to be provided a breath valve with air venting pipe and discharges outlet at Class required level above main deck for venting and breathing.

All tank vent-lines to be of mild steel and the Press/Vac valves with capacity which is complied with max filling and discharge capacity shall be of stainless steel SIS 316L.

Gas Free System

Venting and drying system shall be provided by means of portable water driven fans, Two (2) portable fans (including hose connections, etc.) to be delivered. The fan to operate through tank cleaning hatches. The capacity of fan to be about 3600 [ILLEGIBLE] for each, capable of reducing the flammable atmosphere of the two largest cargo tanks.

705 Tank Cleaning Systems

Tank cleaning system and equipments to be suited to minimize shadow areas and agreed in cooperation with the Maker and Owner to comply with the requirement of SOLAS & MARPOL. The tank washing system to be arranged for washing with hot or cold seawater.

The open cycle washing to be provided. Four(4) sets of portable tank cleaning machine on main deck shall be provided for tank washing. Two (2) portable tank wash hatches shall be arranged for each cargo tank.

A tank washing main line with branches and connections for tank washing devices to be arranged on main deck.

The tank cleaning system shall be arranged for manual operation of valves and connecting of hoses on deck.

The fire pump and/or general service pump shall take suction of sea water from the sea chest. The water shall be delivered to tank cleaning main line through the tank cleaning heat-exchanger in pump room platform.

The cargo pump or stripping pump shall take suction of washed oily water from the cargo oil tanks and discharge to the port side slop tank.

Oily water shall be transferred from the port side slop tank to the starboard side slop tank via levelling line.

Portable Tank Cleaning Machine

Type	Twin nozzle type
Material	Stainless Steel
Nozzle diameter	8 mm
Capacity each	12 m/h
Pressure	6 bar

Tank Cleaning Heater

One (1) tube type tank-wash heat-exchanger to be fitted in deck house forward to poop.

The heat exchanger to have steam supply from steam boiler in engine room and to have capacity of utilising total heat produced from boilers and to deliver washing water of 70°C for simultaneous operation of Four (4) Tank Cleaning Machine, with sea water temperature 20°C.

706 Vapour Emission Control System

The vapour emission control system shall be provided for the cargo oil and slop tanks as per USCG. The drain points and sloped piping shall be arranged accordingly. One (1) vapour collecting manifold shall be provided near the cargo manifolds to return the vapour from the cargo oil and slop tanks to shore during the loading and awaiting condition. The tank venting lines and branch lines shall be commonly used as vapour collection pipe and the main pipe shall be connected to the vapour collecting manifolds. The spill tank and working platform for cargo manifolds shall be extended to accommodate the vapour collecting manifolds. Four (4) shore connections of about ND 200 mm for presentation flange shall be provided for vapour collecting manifold.

707 Auxiliary System & Equipment for Cargo

Cargo and ballast operations to be carried out from the cargo control room.

There shall be a loading and operational computer with terminal, display unit and printer installed in the cargo control room.

Cargo and ballast pump control	Remote start/stop the cargo & stripping pump, and ballast pumps from cargo control room.

Emergency stop from pump room/manifold location/bridge.

Cargo/ballast valve remote control	Hydraulic remote operation of major cargo/ballast valves incargo/ballast tank from deck and cargo control room.

Hydraulic remote operation of major cargo/ballast valves in pump room both from the pump room roof and cargo control room with local manual hyd.operation device.

The position indication (open/close) of valves to be indicated in cargo control room.

Manifold valve control	Local manually operation at manifold side.

Cargo tank level gauge	Radar beam type with remote readout in C.C.R. for each cargo and slop tank, high level alarm to be integrated with levelgauge.

Independent high-high level alarm	One (1) for each cargo oil tank and slop tank with alarm.

Cargo tank temperature gauge	Two (2) sensors for each cargo & slop tank with remote readout in cargo control room.

Ballast tank level gauge	Electric Pheumatic type with remote readout from cargo control room.

Draught gauge (4 points)	Electric Pheumatic type with remote readout from cargo control room.

Oil pollution prevention system	Oil discharge monitoring & control system according to MARPOL 73/78 (Annex I)

Portable cargo monitoring equipment	For ullage measuring, oil/water interface detecting, temperature measuring by means of portable oil/water interface detector on upper deck.

708 Cargo Control Room

One (1) cargo control room to be arranged at accommodation deck forward.

One (1) micro-processor based cargo monitoring and loading computer including two (2) screens, two (2) keyboards and printer at the control console and panel in cargo control room to cover the following functions:

•    Remote level measurement with high alarm in cargo /slop tank.

•    Remote level gauging of all ballast tanks, F.O. tanks, F.W. tanks.

•    Remote control of cargo/ballast valves in cargo/ballast tanks and pump room.

•    Independent high-high level (overflow) alarm for cargo /slop tanks.

•    Temperature monitoring of all cargo tanks and slop tanks.

•    Draft of the vessel (4 points).

•    Oil discharge monitoring & control system.

•    Position indication of hydraulic remote controlled valves.

•    Loading computer with software programs (on line).

•    The BHD penetration, pump casing, shaft temperature monitor and alarm for Cargo pump and ballast pumps.

709 Oily Water Discharge Monitoring and Control

For the prevention of marine pollution, an oil discharge monitor, control system and potable oil/ water interface device to be provided to meet IMO RES. A 586(XIV) requirements. The system comprised the following main components.

(l)   Oil content meter

(2)  Flow meter

(3)  Operator’s console

(4)  Valve control unit

Drip trays with mild steel grating shall be fitted beneath port and starboard manifolds.  Which size and volume of trays shall refer to IMO & OCIMF requirements.

710 Blender & Flowmeter

A two inlets one outlets blender shall be arranged on the upper deck at the portside of midship close to the manifold. Two flowmeters at the inlets shall be arranged and one viscostat will be arranged at the outlet of the blender. The capacity of the blender shall be bigger enough to handle of the mix of the maximum capacity of two segregation of cargo discharged by two individual cargo pumps. Three flowmeters with filters installed before the inlet of the flowmeter will be arranged at the outlet of manifold.

800 Ship’s Service System

801 Ballast System

Ballasting and de-ballasting system to be provided for double bottom and wing ballast tanks as well as fore peak tank and after peak tank.

Two (2) sets of single stage, vertical centrifugal type water ballast pump driven by electric motor to be installed in pump room. One (1) ballast educter of 50 [ILLEGIBLE] to be filled in pump room, which driven by the ballast pumps.

The pumps to be remotely operated from cargo control room, and shall have piping arrangement for effective filling and discharge of water ballast tanks.

The ballast pumps to have suction from sea chests in pump room and deliver to two (2) main ballast lines installed in each side of the double bottom with branches to each ballast double bottom and wing tank as well as fore peak tank.

The particulars of water ballast pump to be as follows for each to deballast the vessel within five (5) hours.

No. of sets	Two (2)
Type	single stage, vertical centrifugal type pump, self prime
Capacity	200 [ILLEGIBLE]
Pressure	25 [ILLEGIBLE]
Drive	Electric motor driven

A ballast delivery line to deck in cargo manifold area for connection to cargo cross over by spool piece for emergency ballasting to be arranged.

Ballast valves shall be of butterfly type and in general hydraulically remote operated from cargo control room.

For the remote level measuring system of water ballast tanks to be controlled and readout at cargo control room.

Arrangement for local gas detection in ballast tanks and closed space in dangerous area to be fitted. (Pipes on main deck, designed for portable gas detection equipment).

The fire/general service pump shall be connected to the sea main suction line and serve as aft peak tank ballast pump.

802 Bilge Piping

Bilge piping shall be arranged according to the Class Rules and Authorities requirements.

Water in steering gear room shall be drained to engine room and bilge wells through self-closing valve in engine room.

Chain lockers, stores rooms in forecastle, cofferdam and bow thruster room to be served by bilge ejectors of 5 [ILLEGIBLE]. Drive water supplied by fire/deck-wash line.

Dirty oil tank with capacity according to rules to be arranged.

Oily Bilge Pump

No. of sets	One (1) set
Type	Screw or piston type or Manufacturer’s standard
Capacity	To be according to oily water separator capacity
Pressure	3 bar
Drive	Electric motor

Oily Water Separator

No. of sets	One (1) set
Capacity	1 [ILLEGIBLE], below 15 PPM
Automation	Automatic oil contents monitoring and alarm system

803 Drainage System

Sufficient number of scuppers of suitable dimension to be fitted to all decks, deck house and casing tops, etc.

Deck opening of cargo area to be closed off by mechanical expanding plugs.

804 Sounding System

Sounding pipes for manual sounding shall be fitted to F.O. tanks, F.W. tanks, W.B. tanks, sludge tanks, drain tanks, cofferdams, void spaces, chain locker etc., except cargo and slop tanks. Pipes shall terminate at accessible locations.

Graded view glass to be used where suitable, for instance for LO tanks.

The sounding points shall be located as near to the suction pipes as possible. Small tank sounding connection shall terminate at the tank.

No sounding pipes to pass through cargo tanks.

Sounding pipes extending to open deck to be fitted with bronze cap.

Self closing sounding head to be fitted for sounding pipe of double bottom tanks in engine room.

The material of sounding pipes for WB and FW tanks shall be galvanized steel and for oil tanks (not cargo tanks) shall be mild steel.

A remote sounding system for draught, water ballast tanks, F.O. tanks based F.W. tanks based on electric pneumatic measurement to be fitted.

805 Air-Conditioning System

Air-Conditioning system to be installed to serve as ventilation, cooling and heating for all living rooms, public rooms, offices and wheel house.

Main particular of air-conditioning system to be as Follows:

One (1) - Central unit, consisting of refrigerating compressor, supply fan, cooling chamber, heating chamber, filters, and necessary attachments.

The system is to consist of a high velocity, central unit, single duct system and designed to meet following conditions:

	Tropical condition	Winter condition
Water temperature	32°C	0°C
Outside air temperature / Relative Humidity	35°C / min. 70%	-5°C / 50%
Inside air temperature / Relative Humidity	27°C / 50%	20°C / 30%

In mild climates for certain sailing area when cooling is not required, the system to serve as mechanical ventilation for the accommodations, supplying fresh air only. And air changes are to be about 6 times per hour for living room and to be about 8 times per hour for public room.

One (1) packaged air conditioning unit to be arranged for engine control room.

Tropical condition
Outside air temperature / Relative Humidity	35°C / 70%
Inside air temperature / Relative Humidity	27°C / 50%

At least 2 air changes per hour.

Refrigerant for all air conditioning plants to be R-404a.

806 Mechanical Ventilation

Mechanical Ventilation for Accommodation

Following compartments to be served by mechanical supply or exhaust ventilation system, capable of giving the following rate of air changes per hour.

Compartment	Air change (times/hour)	Mechanical Supply (times/hour)	Mechanical Exhaust (times/hour)
Living space	6	—	—
Public space	8	—	—
Office space	8	—	—
Wheelhouse & chart space	6	—	—
Cargo control room	10	—	—
Sanitary space	—	—	15
Laundry, shower rooms	—	—	10
Galley	—	40	40
Locker	—	—	10

The ventilation system to be of low pressure system.

For compartments where only mechanical exhaust ventilation is applied, the air to be supplied from adjoining passageways through louvers on the entrance door and/or by natural ventilators.

Mechanical Ventilation for Machinery Space

(1)  Engine room fan

The fans for engine room to be axial flow type. The ventilation fan to supply fresh air to the operating stations and necessary places in the engine room through air ducts.

Number of set	2 sets
Capacity each	100% higher than consumption of all combustion machinery and boilers according to class rules
Type	• Axial flow • Reversible el. -motor driven • One of the fans to have start/stop outside engine room

(2)  Purifier room exhaust fan

Number of set	one (1)
Capacity each	According to size of compartment
Type	Axial flow/Non-reversible, el. -motor driven

(3)  CO2 room exhaust fan

Number of set	1
Capacity each	According to size of compartment
Type	Axial flow / El. -motor driven.

The fan and driving motor to be incorporated in fan casing, the fan and motor to be mounted in common bed plate. Fan impeller to be dynamically balanced.

807 Natural Ventilation

Mushroom, gooseneck or wall ventilators to be fitted for ventilation of store spaces, steering gear room, etc., wherever.

808 Refrigerated Provision Store

Two (2) refrigerating plants (one working, one as stand-by) each having a sufficient capacity to keep the following insulated refrigeration provision chambers at specified temperatures within 16 hours of automatic operation per day. These refrigerating chambers to be vegetable, meat & fish chamber with deep freezer.

Cabinet	Type	Volume	Temperature

Vegetable	Reachin	14 m3	+ 4°C
Fish	Reachin	8 m3	-18°C
Meat	Reachin	16 m3	-18°C
Lobby		8m3	+ 8°C

Refrigerant to be R-404a. Each chamber to be cooled by fan coil unit type air cooler. Remote temperature indicators to be provided for each chamber with read out in galley. Valve panel to be located adjacent to each cooler as per maker’s standard. One push button with alarm in each chamber with alarm bell provided in the galley.

Cooler in meat & fish chamber to have electric defrosting. Refrigeration compressors to be regulated by temperature switches, Two spare refrigerant containers to be supplied.

Gratings, shelves, lockers, potato bin of wood on galvanized steel rames etc. to be provided in dry provision. One storage rack of stainless steel with hardwood shelves to be provided for each vegetable, meat & fish chamber.

900 Machinery Part

901 General

The main propulsion unit shall be a medium speed diesel engine through gear boxes, and driving a fixed pitch propeller through line of shafting respectively.

The engine to be arranged as a single bank engine with clockwise direction locking forward.

The maneuvering stand for the main engine shall be located in wheelhouse, bridge wings and in the centralized control room in the engine room. For emergency condition it shall be controlled at engine side.

The main engine and boiler shall be designed so as to burn heavy fuel oil with a viscosity up to 380 cSt at 50°C under a normal sea going condition and maneuvering.

The electric generating system shall consist of three-(3) sets of main diesel generators, and one (1) emergency generator.

The main switchboard shall be suitably arranged in the centralized control room and emergency switchboard shall be arranged in the emergency generator engine room.

The capacity of the power plant to be based on the following conditions:

Conditions	Number of sets working
Normal sea service	One D/G
Sea service with tank washing	One D/G
Maneuvering	Two D/G
Harbour	One D/G

Generator engines shall be designed to burn marine diesel oil.

The heating plant for the vessel shall consist of one (1) oil-fired thermal oil boiler and one (1) exhaust gas economizer. The oil fired thermal oil boiler is used for fulfilling the usage of cargo oil tank heating, cargo oil tank cleaning sea water healing and hot water heating for domestic usage. The exhaust gas economizer is used for improving the heat recovery.

Air compressors and pumps for the propulsion system shall be so designed that the main engine is satisfactorily operated at maximum continuous output with following design conditions:

Sea water temperature	32°C
Fresh water temperature	38°C
Ambient temperature	45°C
Atmospheric pressure	0.1 Mpa
Relative humidity	60%

902 Principal Particulars of Machinery

Main Engine

One (1) – DAIHATSU 8DKM-28 2500 kW or equivalent

4-stroke cycle, in-line, water cooled, direct injection, single acting, trunk piston irreversible, medium speed type marine diesel engine with turbocharger and air cooler.

Type	DAIHATSU 8DKM-28
Number of set	One (1)set
Max, Continuous Output	2500 kw x 750 rpm
Continuous Service Rating (85% MCR)	2125 kw
No. of cylinder	8
Dia. of cylinder	280 mm
Stroke of piston	390 mm
Brake mean eff. Press	23.5 bar
Fuel oil consumption rate	~ l94g/kw.h at MCR

Main engine to comply with MARPOL 73/78 Annex. VI Regulation 13 (Mandatory code on NOx emission).

Flexible Couplings

Maker Vulkan or similar, final coupling type will be based on the torsional vibration calculation for propulsion shafting.

One (1) Flexible coupling between main engine and – gear box.

Reduction Gearbox

Model:

Type:	Twin stages reduction gear, reversible type, vertical inline with Hydraulically operated multidisc clutch
Number:	One (l) sets
Reduction ratio:	~ 3.75 : 1
Propeller speed:	About ~200 rpm

The thrust bearing shall be lined with white metal and lubricated by forced oil as per maker’s standard.

Shafting, Stern Tube and Bearing

The shafting of forged steel to consist of one propeller shaft with gear box subject to main engine maker final configuration.

Shafting to consists of:

One (l) propeller shaft

Simplex split type sealing system to be provided.

The stern tube shall be of welded construction of steel plate and welded to the stern frame boss and constructed as a part of hull structure.

The stern tube to be provided with white metal lined cast iron bushes having dimensions as per rules requirements. The stern tube inner part to be oil filled.

Oil pressure to be provided by gravity tank installed at suitable height in accordance with the seal maker’s recommendations. Lubricating of the stern tube bearings to be carried out in accordance with Builder’s standard practice.

A torsional vibration analysis for the propulsion system, consisting of the main engine shafting, propeller, gear box and coupling system will be carried out by the manufacture of the main engine in accordance with Classification Societies.

Shaft Tachometer

One (1) set of combined tachometer showing revolution speed of propeller shaft and main engine shall be fitted. The result to be read out in wheelhouse and engine control room.

Shaft Earth Device

One (1) set of shaft earth device should be equipped on the shaft.

Propeller:

One (1) fixed pitch popeller shall be installed in accordance with the propeller manufacturer’s standards.

Type	Fixed pitch type
Number	One (1) set
Diameter of propeller	About 3400 mm
Revolution of propeller	200 rpm
Material	Ni-Al-Bronze
Manufacturing tolerance	Class 1 of ISO 484/1
Spare propeller	One (1) spare propeller

Maneuvering by speed control to be operated from the wheelhouse and the bridge wings.

Heating Plant

The vessel to be fitted with one (1) oil-fired steam boiler and one (1) exhaust gas economizer. The boiler’s capacity to be suitable for max. cargo heating and tank washing requirements. The boiler to supply heated steam to the following system:

•      Heating coils for cargo tanks (316L Stainless steel heating coils)

•      Heating coils for slop tanks (316L Stainless steel heating coils)

•      Heating coils for HFO storage, service and settling tanks

•      Heating of fuel system components as required

•      Accommodation heating via. air conditioning unit

•      Domestic hot water healing

Aux. boiler:

Type	Oil fired steam boiler
Number	One (1) set
Capacity	abt. 6000kg/h x 6kg/cm2 with feed water temperature 60 degC
Fuel	HFO 380cSt @ 50 deg C

Exhaust gas economizer:

Type	Exhaust gas
Number	One (1) set
Capacity, exhaust heated	Max utilization of available waste heat in main engine exhaust, according to manufacturer’s recommendation
Pressure	6kg/cm2

Electric Generating Plant

All generators to be of drip-proof marine type, brushless and self-magnetizing with voltage regulation. The power plant to include:

Three (3) — Diesel generator sets

One (1) — Emergency generator

Main Diesel Generator Sets

(1)       Diesel engine:

Type	Turbo-charged, 4-stroke marine diesel engine.
Rated horse power	About 450 kw
Rated revolution	About 1800 rpm
Cooling	Fresh water, built-on pumps

Lubrication	Wet Sump
Fuel type	Marine diesel oil
Starting	Compressed air

Arrangement for pre-lubrication of stand-by engine is to be provided. Start/stop from ECR or local, whichever is in control mode.

(2)       Alternator:

Drip proof, self-ventilated, brushless type about 400 kW AC.450V, 60Hz. at 1800 r/min.

Emergency Generator Set

A diesel driven emergency generator set to be provided in emergency generator room. The emergency generator room is to be well insulated and diesel generator to be mounted on resilient foundations to minimize noise transmission.

(1)       Emergency generator engine:

Type	4-stroke, marine type.
Rated horse power	abt. 100 kw
Rated revolution	1800 r/min.
Cooling	Air-cooled (Radiator cooler)
Lubrication	Wet Sump
Fuel type	MDO
Starting	Electric batteries / Manual spring

(2)       Emergency Alternator:

Output	Approx. 87 kw
Revolution	1800 rpm
Voltage	450 V
Frequency	3 phase, 60 Hz

Compressed Air Plant:

(1)       Air Compressors:

Name	No.	Type	Capacity (m/h)	Discharge press (MPa)	Cooling
Main air Compressor	2	E.V. 2-stage	-.25	3	Water-cooled
Emer. air compressor	1	E. Screw	1	0.7	Water-cooled

(2)       Air Reservoirs:

Name	No.	Type	Capacity (m/h)	Pressure (MPa)
Main start-air reservoir	2	Welded steel construction	0.5	3

The main start-air reservoir shall supply to the control air system through pressure reducing value and drier.

Pumps:

In general the water pumps to be centrifugal type and to be driven by electric motor, capacity of pumps to be selected according to Class and Regulations and actual requirements.

Component	Fresh water pump	Sea water pump
Casing	Cast iron	Bronze
Impeller	Bronze	Phosphor bronze
Shaft	Stainless steel	Stainless steel
Gland seal	mechanical seal	mechanical seal

And the oil pumps to be of screw type and gear type and to be driven by electric motor. The capacity of pumps to be selected according to Class and Regulations and actual requirements also. The Motor power and revolution shall be decided finally by the manufacturer’s standard.

	Gear pump	Screw pump
Casing	Cast iron	Cast iron
Gear rotor	Carbon steel
Shaft	Carbon steel
Power rotor shaft		Carbon steel
Idle rotor shaft		Carbon steel
Gland seal	Mechanical	Mechanical

Purifiers

Name	No	Type	Capacity for each	Max. density at 15°C
H.F.O./D.O. purifier	2/1	E.C. auto self-cleaning Steam heating	Sufficient capacity to serve 130% fuel consumption of M/E at 100% MCR.	0.991 kg/m
Lub. oil purifier	1	E.C. auto self-cleaning Steam heating	In accordance with main engine maker’s recommendation.

Fresh Water Generator:

No of sets	One (1) set
Capacity, each	Max production with M.E. at CSR abt,: 10t/day
Type	Low pressure, plate type
Sea water temp.	32°C

903 Piping System in Engine Room

Fuel Oil System

Fuel oil system shall be installed for main engine, auxiliary engines, steam boiler and emergency generator engine, and arranged with bunkering, purifying, supply and drain system.

FO bunker lines to be fitted with fuel sampling cocks at fitting connections.

Main engine, boiler shall to burn the HFO oil and aux. diesel engines, cargo pumps diesel engines shall to burn marine diesel oil.

1/1 –	HFO/MDO transfer pump, horizontal, gear type
2/1 –

HFO/MDO purifier, sludge & water discharged, automatic, self-cleaning, (max. specific gravity of 0.991) each capacity to serve 130% fuel consumption of the main engine at 100% MCR based on 50 sec. at 50°C.

1 – M/E FO boaster unit
1 – Sludge pump, horizontal, 10 m/hr at 3 bar

1/1 – HFO/MDO settling tank

1 – HFO service tank

2 – MDO service tanks

1/1 – HFO/MDO overflow tank

1 – Sludge tank

1 – Waste oil tank

* HFO purifier heaters is cross connected for MDO

Lub. Oil System

The lubricating oil coolers (tube type) shall be designed with fresh water temperature of 38°C

(for M/E) or seawater temperature of 32°C.

1 – L.O. transfer pump, Screw type

1 – L.O. purifiers, automatic, self-cleaning, partial discharge type, the capacity as per maker recommendation

1 – L.O. purifier heaters, steam heated

1 – L.O. purifier feed pumps, horizontal

1 – Main engine L.O. pump (Stand-by), capacity based on maker’s standard

1 – Main engine L.O. Cooler, plate type, capacity based on maker’s standard

1 – Main engine L.O. Filter, auto back flushing type

1 – Lube oil storage tank

1 – Stern tube L.O. gravity tank

Cooling Water System

The cooling water system for cooling of main engine to be a central sea water/fresh water cooling system, main engine shall be provided with one independent cooling system.

The cooling system shall be designed based on the machinery maker’s recommendations and system schematics to be approved by the owner.

(1) Sea Water Cooling System

2 –	Main cool S.W. pump, vertical, cent. type, capacity subject to heat balance calculation (one set for stand-by)
1 –	Seawater inlet filters
1 –	Aux. seawater cooling pump, vertical, cent. type, capacity subject to heat balance calculation, for air condition cooler, provision refrigerated unit
1 –	Ejector pump for F.W. generator, cent. type
2 –	Sea chest in engine room (one high and one low)
1 –	Sea chest in pump room
1 –	Sea chest for emergency fire pump
2 –	Sea water strainers (strainer element; galvanized steel)
(2) Fresh Water Cooling System
2 –	Central cooler, Titanium plate type, 60% of the total requirement each with seawater temp. at 32°C, fresh water outlet temperature 38 deg C.
2 –	Low temp. cooling F.W. pumps, Cent. vertical type, Capacity based on central cooling F.W. heat balance
1 –	High temp. cooling F.W. pumps, Cent. vertical type, Capacity based on central cooling F.W. heat balance
1 –	M/E jacket cool, water pre-heater
2 –	F.W. expansion tank

904 Workshop Machinery

1 – Lathe, center distance 1000 mm

1 – Grinding machine, double wheel type, dia. 255 mm

1 – Electric welding transformer, capacity AC 300 Amp.

1 – Gas welding equipment (2 oxygen and 1 acetylene bottles)

1 – Welding table

1 – Fuel valve testing equipment each for M/E and A/E

1 – Work bench with one vice for electrician

2 – Steel cabinets

905 Material for Pipes and Valves in E.R.

Material and size of pipes, valves, and fittings are to be in accordance with following tables.

	Pipe			Material of Valve
System	Nominal dia. (mm)	Material	Wall thickness	Body

3Mpa Compressed air	50mm and above 40mm to 15mm 10mm and below	Seamless steel copper	A	Cast steel

0.7Mpa Compressed air	50mm and above 40mm to 15mm 10mm and below	Seamless steel Copper	A	Cast steel Bronze Bronze

Fuel oil	50mm and above 40mm to 15mm 10mm and below	Seamless steel copper	STD and A for 50mm & below	Cast iron, Cast steel or Bronze

Lubrication oil	50mm and above 40mm to 15mm 10mm and below	Seamless steel Copper	STD and A for 50mm & below	Cast iron, Cast steel or Bronze

Fire fighting, Bilge Sanitary	50mm and above 40mm to 15mm 10mm and below	Seamless Steel, Hot galvanized Copper	STD and A for 50mm & below	Cast iron Cast iron or Bronze Bronze

Ballast	All size	Seamless steel galv. pipe	A or B	Cast iron

Sea suction and overboard discharge valves on shell	80mm and above 65mm and below		C	Cast steel Bronze

	Pipe			Material of Valve
System	Nominal dia. (mm)	Material	Wall thickness	Body
Cooling seawater	50mm and above 40mm to 15mm 10mm and below	Seamless steel, Hot galvanized Copper	A for 100 mm & below, STD for 125 & above	Cast iron Cast iron or Bronze Bronze

Cooling fresh water	50mm and above 40mm to 15mm 10mm and below	Seamless steel, Copper	STD and A for 50mm & below	Cast iron Cast iron or Bronze Bronze

Domestic fresh, Tank, filling line	50mm and above 40mm to 15mm 10mm and below	Seamless steel Galv. Copper	STD and A for 50mm & below	Cast iron Bronze

Domestic hot water	10mm and below	Copper		Bronze

Exhaust gas system		Welded steel plate or Seamless steel	5mm STD	Cast iron

Escape pipe from safety valve of boiler	All size	Seamless steel	STD and A for 50mm & below

Overflow pipe, Air vent.	All size	Seamless steel	B

CO2 fire extinguishing	All size	Seamless steel, Glav.	Std

Scupper soi1	All size	Seamless steel, hot galvanize	STD and A for 50mm & below

Remarks:

Material of pipes fitted on the main engine, generator engines and auxiliary machinery shall be in accordance with manufacturer’s standards.

Material of the butterfly valve shall be in accordance with the manufacturer’s standards. Butterfly valves shall be double flanged.

The wall thickness of ballast pipes to be in accordance with SCH 80.

All sea water lines should be galvanized.

a) Seamless Steel Pipe

Nominal diameter	Outside diameter	Wall thickness (mm)
(mm)	(mm)	STD	A	B	C
15	22		2.5	3.0	3.5
20	27		2.5	3.0	3.5
25	34		3.0	4.0	5.0
32	42		3.5	4.0	6.5
40	48		4.0	5.0	6.5
50	60		4.0	5.0	6.5
65	76	4.0	5.0	6.0	7.5
80	89	4.0	5.0	6.0	7.5
100	114	4.0	5.0	6.0	8.0
125	140	5.0	6.0		8.0
150	168	6.0	8.0		9.0
200	219	8.0			10.0
250	273	9.0			12.0
300	325	10.0			12.0
350	377	10.0			12.0

b)        Copper pipe

Nominal diameter	Outside diameter	Wall thickness (mm)
(mm)	(mm)	Ordinary pipe	Press Pipe
4	6	1.0	—
6	10	1.0	1.5
10	15	1.5	2.0
15	20	1.5	2.0
20	25	1.5	2.0
25	30	1.5	2.0
40	45	2.0	2.5

906 Miscellaneous Equipment in Engine Room

1 — E/R overhead crane, electric driven, SWL 1 ton
1 — Incinerator, capacity 180,000 kcal/h, capable of burning sludge and feeding sluice.

907 Automatic Control and Monitoring Instrumentation

General

Automatic control, remote operation and central supervision to be provided in accordance with the requirements of and builder’s practice.

Propulsion plant to be started from engine control room, and to be stopped either from bridge or engine control room.

Control function of the main engine to be provided for emergency in accordance with manufacturer’s standard.

The instrument gauges and alarms to be arranged in good order for safety operation and easy maintenance.

Audio and visual alarm shall be provided in engine room.

Alarm and monitoring system to be fed from UPS (Uninterrupted Power Supply - 15 minutes) in case of power failure.

Maneuvering Control System

The Main control console to be located at the centre of Navigation Bridge to comply with LR CCS requirements and meet the requirements as workstation for docking operations.

(1)       Console and panels in wheelhouse

The console and panels incorporating electric equipment are to be provided and installed in the wheelhouse as specified below:

•    Steering gear start/stop button & run/alarm lamps.

•    Rudder angle indicator

•    Steering lever and wheel

•    Instrument light dimmer

•    Navigation light panel with x-mas tree MIMIC panel

•    General alarm push button

•    Fire alarm panel

•    Emergency stop buttons

•    Light switches for outside lights

•    Window wiper control and washing / heating switches

•    Telegraph transmitter panel (selector type)

•    Machinery alarm system according to Class

•    M.E. and propeller control panel with indicators

•    Air whistle

•    Bow thruster control panel

(2)       Console on bridge wings

•    Steering lever

•    Rudder angle indicator

•    Morse signal light receptacle

•    Air-whistle push button

•    Search light control handle over each console

•    Bow thruster control panel

•    M.E. and propeller control panel with indicators

(3)       Console in ECR

•    M.E. control panel with indicators including start and stop.

•    Revolution indicators for ME and turbochargers

•    M.E. safety system (M.E. shut down and slow down)

•    Machinery alarm and monitoring system with watch panel

•    Telegraph receiver panel (selector type)

•    Telephones

•    Propeller shaft revolution indicator

•    Speed log repeater

•    Fire alarm push button

•    Remote start and stop of diesel generator engines

•    All other necessary equipment for controlling the engines, according to manufacturer’s specification and class notation.

Alarm / Monitoring System

The alarm and monitoring plant shall meet the requirements for the Classification notation for and secure safe operation of the ship and machinery at all times.

A centralized and computerized engine room alarm and monitoring system with alarm and monitoring points according to the Register’s requirements and manufacturer’s proposal comprising sensors analogue and on/off signals to be located in the engine control room. Sub-panels in accommodation and in wheelhouse.

Presentation of most important parameters by analogue instruments, in accordance with class and owners requirements.

All alarm and measuring points will be presented by 2 CRT monitors, divided in logical functional groups, Continuous registration of important parameters to disk, and printer to be arranged.

Audio-visual alarms to be installed according to rules included in the audio-visual alarm signal system there is to be rotating lights and sirens in oil engine spaces.

When the machinery is stopped manually, none of the alarms to become operational.

A Dead Man System and duty indicator panel, indicating engineer on duty, to be incorporated in the control room and bridge maneuvering console.

In the engineers’ cabins, in the officers’ day- and mess rooms and in the ships office there will be installed an alarm with sound and visual alarm.

Bilge well alarms for pump room, bow thruster room and fire emergency pump room, if placed below forecastle, will be arranged in engine control room.

For acquisition and monitoring of measured data form the machinery plant in the engine room, the engine room monitoring and alarm system shall be provided on the monitoring control console.

System functions are as follows:

(1)   Connection of binary transmitters.

(2)   Connection of analog transmitters.

(3)   Time delay of alarm signals.

(4)   Suppression of alarm signals.

(5)   Audible alarm by means integrated buzzer and by external hooters.

(6)   Group alarm formation for extension alarm system.

(7)   Monitoring of exhaust gas mean value deviation.

(8)   Alarm recording and data lopping with printer.

(9)   System self - monitoring.

Extension alarm and engineer call system electrically separated.

Boiler Automatic System

Automatic control device for auxiliary boiler to be arranged at the auxiliary boiler side and ECR.

Generator Control System

Generator engines to have automatic starting and shopping device and to be controlled from the engine control room and engine side.

One (1) set of auto synchronizer load sharing and load shifting device to be provided.

One (1) set of self-supported, drip-proof, steel plate and dead-front type main switchboard to be installed in the engine control room.

Monitoring System for Liquid Cargo Tanks

For acquisition and monitoring of measured data from cargo storage tanks. The system shall be provided in control panel on CCR. Functions of the monitoring and alarming are as follows:

(1)   Monitoring of liquid level in cargo tanks.

(2)   Monitoring of temperature in cargo tanks.

(3)   Monitoring of pressure in cargo tanks.

(4)   Visual and audible alarms in the cargo control panel on upper deck.

Remote Control System For W.B. Tanks’ Valves

Remote control valve of ballast tanks shall be provided in the cargo control panel on upper deck, system functions are as follows:

(1)   Open of valve

(2)   Close of valve

(3)   Start and stop of all ballast pumps

(4)   Indicating stop of ballast pump

(5)   Emergency stop of ballast pump

(6)   Alarm panel of control system failure

Remote Control System For Cargo System

(1)   Open of Valve

(2)   Close of Valve

(3)   Start and Stop of All Cargo Pump

(4)   Indicating Stop of Cargo Pump

(5)   Emergency Stop of Cargo Pump

(6)   Alarm Panel of Control System Failure

(7)   Cargo Pump Speed Control

1000 Electrical Installation

1001 General

All electric installation and equipment must comply with the Rules and regulations specified in section 104 along with the standard issued by the International Electro – Technical Commission.

All electric equipment and materials intended to be used must be suitable for shipboard use. All electric equipment is to be located on easy accessible places. All electrical equipments should be earthen correctly with earth wire. The use of the cable shield for safety earthen is not permitted. Care to be taken for reducing the risk of damage of equipment by leakage of water and oil, etc. from pipes or tanks, or by excessive heat, or mechanical damage and as possible as to avoid vibration on all electrical equipments.

Cables for power supply to installations must be of approved type accompanied with class certificates. Cables passing trays and support must be according to the Rules. No cable shall be painted. All cables in bosun store, steering gear room and on exposed deck shall have PVC mantle outside.

Spare parts are to be in accordance with Class requirements.

1002 Power System

The power system is to be as follows:

Item	Voltage	Frequency	Phase	Conductor

Generator	450V AC.	60 Hz	3	3 wire
Electric motor	440V AC.	60 Hz	3	3 wire
Galley and mini equipment	220V AC.	60 Hz	3	3 wire
Heating	220V AC.	60 Hz	3 or 1	3 wire
General lighting	220V AC	60 Hz	1	2 wire
Emergency Lighting	220V AC.	60 Hz	1	2 wire
Nautical equipment	220V AC.	60 Hz	3	3 wire
Radio Equipment	220V AC.	60 Hz	1	2 wire
Interior communication	24V DC.		1	2 wire
General alarm etc.	24V DC.		1	2 wire

All systems should be insulated against hull throughout the vessel except for ground detecting circuits, secondary circuits of potential and current transformers to be grounded at switchboard or control panel.

1003 Cable

10031 Adoption of Cable

Insulation conductors and protecting covering of cables to be in accordance with the international standards approved by the Classification Society and to be compatible with the voltage wherever they are used.

Ethylene-propylene rubber insulated marine type power cables and CS construction for a max. rated conductor temperature of 85°C shall be provided for all power-circuits and for lighting circuits and PVC over-sheathed shall be used for weather deck and battery room, etc.

Rubber insulated flexible cables or cords to be used for portable equipment. It shall be oil proof heavy-duty rubber cover type.

Internal wiring of switchboards and distribution panels to be carried out in PVC insulated conductors. It is flame retardant.

Special cable or conductor types, such as coaxial cables etc. for certain electronic circuits and antenna connection to be used where required to obtain the best possible operation and a reduction of losses and interference, all as recommended by the equipment manufacturers.

All cables shall be bunched cable flame retardant. Non combustible cable shall be used in accordance with the requirements of Class.

Cable feeding electrical rooms and distribution panel boards shall have at least 15% spare capacity over rated rate.

The minimum conductor cross sectional areas must be as follows:

•      Power and lighting cables(2-3) cores, 1.5 mmz

•      Control cables and two cores communication cables, 1.0 mmz.

•      Multi-core communication and instrument cables, 0.5 mmz. (More than 2 cores)

10032 Cable Colours

Vessel current carrying parts of different phase shall be clearly marked with distinguishing colours or numbers which satisfied international standard.

10033 Cable Layout

All cables shall be laid according to Rules of classification Society and CB standard of China. Cables shall be laid as far as possible in protected places to avoid the locations exposed to the weather. Cables for weather deck-mounted fixtures to be installed as possible on the inside surface of house structures supporting such fixtures where cables are liable to damaged, they shall be protected by steel pipes or plates.

Main cables for generators in engine room, steering gear and bridge to be laid separately as far as possible.

Electronic and special cables shall be kept at a distance from power cable as far as practical and also in accordance with the recommendation of equipment manufacturers.

Cables passing through dangerous space shall be protected with steel pipe.

In general, cables of running in group is to be fixed with tape hoops on steel hangers as far as practicable to permit painting of the surrounding structure without undue disturbance to the installation.

In the rooms and inner passages where lining is applied, cables shall be laid behind the lining as far as practicable, and cables in other places, such as on the partition wall, shall be concealed with internal conduits as far as possible. The insulation of the concealed cable shall be suitable for that purpose.

Where cables are exposed to any mechanical damage, they shall be protected with steel pipe.

All cables passing through fire-proof deck or bulkheads shall be provided with fire-proofing cable glands or other approved materials.

Insulation conductors and protecting covering of cables to be in accordance with the international standards approved by the Classification Society and to be compatible with the voltage wherever they are used.

1004 Primary Source

Three sets of main diesel generator of 400 kW should be installed in the engine room and one set of main switchboard should be installed in the engine control room.

One set of emergency diesel generator of 87 kW and one set of emergency switchboard should be installed in the emergency generator room.

• Main generators x 3 sets

Particular of diesel engine generator as follows:

Type	Synchronous
Enclosure	IP2J
Cooling system	Self-ventilated with air filter
Rated output	400-kW
Voltage	450V AC
Phase	3
Frequency	60Hz
Power factor	0.8 Lagging
Revolution	1800 rpm
Rating	Continuous at full load
Insulation	Class “F” for generator
Class “B” for excitor
Exciting system	Brushless self-excitation

Two (2) sets of diesel engine generator to be arranged for parallel operation.

• Emergency Generator x 1 set

Particular of emergency generator as follow:

Type	Synchronous
Enclosure	IP23
Cooling system	Self-ventilated
Rated output	87 kW
Voltage	450 V AC
Phase	3
Frequency	60Hz
Power factor	0.8 Lagging
Revolution	1800 rpm
Rating	Continuous at full load
Exciting	Self-excitation

The emergency generator to be used for supplying the loads, such as gyro compass, auto-pilot, radio station, interior communication equipment, automation equipment, nautical instruments, emergency lights, steering gear, emergency fire pump and emergency air compressor, etc. when main generator is in case of failure.

This generator to be started automatically in case of occurrence of the power failure of the main power supply and to automatically supply an electric power to the loads mentioned above. The generator engine to be stopped manually.

The emergency generator to be neither run in parallel with the main generator, nor the shore source.

1005 Secondary Source

Transformers

The power transformers to be three phase, 60Hz, drip proof, dry type, air cooled by natural circulation with class B insulation.

	Output	No.	Voltage
For general service	60 k VA	2	450/230V onefor standby
Few emergency service	20 k VA	2	450/230V one for standby

Storage Batteries

Two (2) sets of 24V DC storage batteries for general use to be installed in the battery room. It’s capacity will be 200 Ah.

One (1) set of 24V DC storage batteries for radio emergency source to be provided. Its capacity will be about 200 Ah.

Storage Batteries:

All batteries shall be of heavy duty lead acid type, certified gas and maintenance free.

All battery sets shall be fixed in special painted steel frames. All battery sets should be very easy to check and observed.

A warning plate “NO SMOKING” to be put on the wall and it should be very easy watched.

The battery room should have adequate ventilation.

The lamp for the room should be explosion-proof type, and the switch for the lamp should be installed outside of the room.

All cables in the battery room shall have PVC shield.

Charge and discharge panel:

24VDC charge and discharge panel shall be equipped with voltmeters, ammeters, isolation, changeover a selector switches for battery charging and circuit breakers.

Battery Charger:

Charger for radio battery shall be of silicon rectifier type with primary voltage 220VAC, 3 Phase, 60Hz.

The charger shall be of constant type and be protected against short circuit.

Charger for all starting batteries bank shall be fitted close to the battery bank and be protected against short circuit.

1006 Main Switchboard

One main switchboard for control and protection of the generators with 440V and 220V AC outgoing circuits shall be installed in engine control room.

The switchboard shall be designed to be capable of withstanding the maximum prospective fault current from generators in accordance with the design.

Main switchboard shall be of self-supporting dead-front single bus-bar type along with necessary fittings and instrument. The top of the switchboard shall be covered with steel plate and all sides shall be protected with steel plates. The suitable hand rail shall be provided at front and rear. Safety mats shall be fitted at the front and rear of the switchboard over full length. Switchboard shall be sectioned and the generator panel connect to bus bar by disconnecting switch. Each section shall be insulated against fire from the adjacent sections. Heat-resistant plastic shall be used between the section plate.

Number	Description
3	Generator panels
1	Synchronizing panel (according to Maker’s standard)
2	440V consumer panels
2	Group starter panels
1	220V consumer panels

On the main switchboard there shall be switch gears, ammeters, voltmeters, a frequency meter, Synchro scope, wattmeter, power factor meter, pilot lamps, signal lamps, current and potential transformers, insulation monitor etc. and necessary electric equipment.

The tolerance on meter to be of the accuracy as per Class requirement for earth lamps, reverse power relay of main generator, engine hours run meters, synchronizing lamps and switch.

All main switchboard meters shall have certificating of accuracy.

Generator heater shall be interlocked to ACB and indicator on switchboard. The voltage regulation of main generator shall be such that at all load from zero to full load the rated voltage at rated power factor is maintained under steady conditions within (2.5%).

The air circuit breaker of generators to be mounted inside and to be drawn out type. Moulded case circuit breakers plug in plug to be provided for 440V and 220V outgoing circuits. Some spare circuit for 440V and 220V shall be provided in main switchboard.

Steering gear motor circuit shall be only equipped with an instantaneous trip.

Moulded case circuit breaker for shore source connection shall have a low voltage trip coil with interlock.

The moulded case circuit breakers for feeder circuits of motors described in section shall be provided with a shunt trip coil for remote emergency stop.

All bus bars in main switchboard shall be made of commercial copper.

Switchboard enclosure to be IP22.

Construction is to allow for louvers on doors front. All cable entries are to be from the bottom.

Switchboards to be fitted with a top canopy and fluorescent lights shall be supplied.

The circuit breakers for generators to be magnetically, trip free air circuit beakers having long time over current trip, instantaneous trip, short time delay trip, under voltage trip and reverse power trip features. Each air circuit breaker is to have the required interruption capacity against short circuit current.

Hour counter meters shall be fitted for following motors/equipment:

•      Main engine

•      Auxiliary engines

•      Air Compressor

•      Compressor of Air Conditioning System

•      Cargo Pumps

•      Purifiers

The preferential tripping system shall be provided and so arranged that in an event of the generators becoming overload, the non-essential loads are disconnected automatically by shunt trip relay before the generator circuit breaker is opened.

1007 Emergency Switchboard

The emergency switchboard shall be located in the Emergency Generator Room. It shall be constructed and tested same as the technological requirements of the main switchboard.

The emergency switchboard shall consist of emergency generator panel, AC 440V and 220V feeder panel complete with switch gears, voltmeter, ammeter, watrmeter, frequency meter, pilot lamps and other necessary instruments.

All bus bars in emergency switchboard shall be made of commercial copper.

The emergency generator shall be protected by a three-pole air circuit breaker with an under voltage tripping device, and a time delayed over current tripping device.

Interlock circuit shall be provided between emergency generator A.C.B. and main bus tie moulded case type circuit breaker.

Emergency switchboard enclosure is IP22, to be installed in emergency generator space and shall be energised from the main switchboard under normal operating conditions.

The Emergency switchboard should be consisted of:

Number	Description
1	Generator panels
1	440V and 220V consumer panels

1008 Shore Connection Box

One (1) set of shore connection box for receiving AC 440V.250A, 3-phase, 60Hz shore source to be wired to the main switchboard.

The box to be of drip-proof type with a ammeter, KW hour-meter, three (3) poles moulded case type circuit breaks, connecting terminals and phase sequence indicator.

Shore connection box should be incorporated with the emergency switchboard and main switchboard.

An interlock shall be provided for the generator ACB’s.

1009 Distribution System

Separate main feeders shall be fed from the main switchboard to essential pump motors and steering gear motors.

Motors, of which starters are assembled into the group starter panels, however, shall be connected to the AC 440V feeder bus of the main switchboard.

Lighting system and AC 220V system of radio equipment and nautical instruments shall be connected to each distribution board fed from AC 220V feeder panel of the emergency switchboard.

Separate feeders shall also be fed from the emergency switchboard mentioned above.

Galley equipment would normally be supplied from the galley equipment switchboard through insulating transformer.

Nautical equipment to be fed through section board from main switchboard and emergency board via two-way, and the two ways are standby each other and changed-over automatically.

The accommodation lighting system and the engine room lighting system shall be distributed adequately through distribution boards fed from AC 220V feeder panel.

Deck lights shall be supplied with power from individual circuit of distribution board.

DC 24V system of alarm and automation device, fire alarm general alarm and some interior communication equipment and nautical instruments shall be distributed from DC 24V distribution board.

All section boards and distribution boards shall be enclosed with steel sheet case.

Distribution boards and section boards fitted in the living quarters and other similar places shall be non-waterproof type, and those fitted in the engine room, steering gear room, stores and other similar places to be of drip-proof or watertight type.

All distribution boards and section boards shall be equipped with two or three pole moulded case type circuit breakers with thermal type trip.

The directory label showing the service of each outgoing circuit shall be fitted at the back side of the door.

All section and distribution boards are to have at lease 10% spare ways.

Every section board and distribution board shall be protected by steel case.

Section boards and distribution boards shall compose the necessary component as follows:

For 440V circuits shall be equipped with 3-pole moulded case circuit breakers with overload tripping device.

For 220V circuits shall be equipped with 2-pole or 3-pole unit switch with overload tripping device.

For 24V circuits of alarm and safety system shall be equipped with fuses only.

1010 Power System

All motors and motor starters shall be suitable for working in all climatic conditions and in full accordance with the requirements of the Classification Society.

All generators, motors on exposed deck with power equal or over 20 kW shall have space heater.

All motors, unless otherwise noted, shall be totally enclosed or drip-proof and be of squirrel cage induction type.

The motors, in general, should be designed to operate on 440V, AC 3-phase, 60Hz and the motors of fractional horse power should be designed to operate on 220V, AC. Single phases or three (3) phase AC.

Bearings should be provided in accordance with maker’s standard.

In general all stator windings shall be of Class B insulation, except for special service motors.

[ILLEGIBLE] Starters

A starter shall be provided for all electric motors above 0.5 kW.

Up to 35 kW	– Direct on line pipe
Between 35 kW and 100 kW	– Star-delta type
More than 100 kW	– Autotransformer type

The important load’s starter and the capacity of motor over 30 kW to be fitted the running hour counter.

In general, starters should be of splash proof marine magnetic control type and shall be constructed suitable for bulkheads and/or floor mounting. Starters should be assembled in group starter panels or semi-group starter panels as far as practicable.

Starters for major engine room equipment shall be grouped in the group start panel in the engine control room.

Starters for other equipment shall be grouped in engine room or to be separate close to the Equipment.

For small motors of single phase may be manually operated by line switch protective fuse on each pole, or thermal trip device.

Starters assembled in the group starter panel and starters located out of sight of motors shall be equipped with local start/stop push button switch near respective motors.

Starters built into drip-proof enclosed steel cubicle with hinged door and any cubicle shall be checked and repaired safely without de-energizing adjacent starters.

Local start/stop switches shall be provided near the motors except for those the starters are installed near the motors.

1011 Operation And Control Of Generator

The main switchboard shall be suitable for manual and automatic synchronizing and automatic load sharing operation.

The auto synchronizer shall generate commands to adjust the frequency and phase of the incoming generators. It shall monitor the above parameters and issue closing command to the circuit breaker.

Automatic proportional kilowatt load sharing between the parallel running diesel generators shall be provided.

The load sharing unit shall have the following functions:

Detection of active power loaded on each parallel running generator.

Operation of governor motors until the ratio of the loaded power to the rated output of each parallel running generator becomes the same.

Automatic load sharing is fitted. The disconnecting operation of the parallel running generator under no load conditions shall be handled manually.

Automatic frequency regulation at the set value by manipulating both the governors in close coordination with the load sharing control.

The trouble of generator engine starting failure, control power failure and ACB non-close shall be alarmed in the engine control room.

When main electric power supply failure the emergency generator to start and connect to the emergency switchboard automatically as required by Classification Rules. The emergency switchboard to supply the gyro compass, auto-pilot, GMDSS radio station, interior communication equipment, automation equipment, nautical instruments, full ships deck emergency lights in accommodation and engine room, steering gear, emergency fire pump.

1012 Fuses and Circuit Breakers

All fuses and circuit breakers shall be of approved type and suitably sized to circuit requirements.

The fuses shall be of automatic type and shall be used for protection of feeder circuits, control circuits, alarm circuits, indication circuits etc.

1013 Lighting System

The lighting system to comprise as follows:

General lighting system	AC 220V
Emergency lighting system	AC 220V
Cabins	220V A.C. 2x20W fluorescent.
Engine Room/ Store	220V A.C., 2x30W, watertight.
Floodlights	220V A.C. 150W halogen (6 sets or more).
Emergency Lights	220V A.C. 2x20W fluorescent. These lights shall be powered by emergency generator.

The vessel to be efficiently illuminated throughout with fluorescent, incandescent mercury vapour and/or halogen lighting fixtures.

Lighting equipment to be supplied with 220 V AC single phase, 60Hz, from distribution board which are fed from 220 V AC three phase feeder panel of main switchboard and/or emergency switchboard.

The emergency lighting is to form part of the overall lighting system.

Emergency lighting shall be provided throughout the vessel to furnish proper illumination for guiding crew to lifeboat station and permit the operation of essential services. Escape light with battery back up.

Emergency lighting lamp supplied from emergency AC source system and shall be automatically switched in case of normal AC source failure.

Radio emergency light to be supplied from radio battery.

Distribution panels and junction boxes to be installed at protected, well accessible place and wherever possible reset into panels.

The vessel shall be equipped with adequate safe lighting to cover the cargo and manifold area of the vessel including bunker connection and hose handing equipment. The illumination for cargo manifold area shall be of minimum 70 LUX.

All floodlights on exposed deck shall be water proof of stainless steel AISI 316L.

1014 Navigation Lights and Signal Lights

In general cabling to be installed at the rear of mast and clear of any ladder access so that damage does not occur when people are ascending or descending masts.

Navigation lanterns to have different lamp bases to ensure that incorrect lamp voltage is not used. Navigation and signal light equipment and construction to be provided according to the regulations and rules of classification.

The navigation light and signal light to be controlled in wheelhouse control console.

Navigation to be double lamp and provided as follows:

One (1) set Navigation light shall consist of as follows:

1 — Fore. mast head light.

1 — Aft. mast head light.
1 — Fore. anchor light.
1 — Aft. anchor light.
1 — Sterm light. (red and white)
1 — Side light port.
1 — Side light starboard.
2 — Not-under command, (red)

Navigation light control box power to be fed from both of main switchboard and emergency switchboard.

Search light and day signal.

Search lights and day-signal to be delivered and installed in accordance with Rules and Regulations. Day-signal lamp, with special bulb of 24V, 60W, with wooden box. Receptacles for this lamp to be provided on both bridge wings.

2 — Hand turnable navigation search lights, with special bulb of 220V, 1,000 watts, to be installed on the top of wheelhouse.

1 — Flash right (green)

1 — Fog light

1 — Day-signal lamp, with special bulb of 24 volts, 60 watts

Signal lights to be as follows:

2 — Lights at aft. mast green.
5 — Lights at aft. mast white.
5 — Lights at aft. mast red.

Signal light control box power to be supply by wheelhouse control console.

1015 Internal Communication & Alarm System

10151 Internal Communication

The system herein specified shall be suitable designed to meet the requirements for rule.

One (1) set Sound powered telephone system shall be provided as follows:

Wheelhouse / Engine control room / Steering gear compartment / Fire fighting room / Emergency generator room / Cargo control room / 2nd / E’s accommodation

The headset for the telephone in steering gear room, emergency generator room shall be provided.

One (l) set of twenty four (24) ways automatic telephone system should be installed on the vessel. From wheelhouse to all cabins, mess rooms and control stations.

One (1) set of public addresser of 100 W output, with talk back stations to be designed for ship’s manoeuvring, emergency information, crew call and public broadcasting. The system can be connected with automatic telephone exchanger and can be called by telephone extensions.

Speakers and talk back stations arrangement shall be according to accommodation plan.

10152 Alarm System

101521 Fire alarm system (AC230V DC24V)

One (1) set of fire alarm system shall be provided as follows:

1                             One (1) set of fire auto alarm and monitor panel in wheelhouse.

2                             One (1) set of fire alarm repeater alarm extension panels shall be installed in engine control room.

3                             n general, optical type smoke detector, electronic heat detector, flame detector to be located for fire detecting.

4                             Manual alarm call point to be provided in passage, engine room through accommodation IP 44 and on open weather deck IP 56

101422 Engineers alarm (DC24V AC220V)

One (1) set of engineer’s alarm system shall be provided for alarming and monitoring of main and generator engine auxiliary boiler and auxiliary machines in the engine control room. The main engine extension alarm shall be provided as for as follows:

Chief engineer officer’s room, second engineer’s room officer’s mess room, officer’s smoking room, wheelhouse.

Audible alarm shall be operated until silenced by a manually operated reset push button switch, and shall be used as common for all alarms.

In addition, the audible alarm shall be operated in engine room simultaneously.

The system inclusive engineer calling function.

The power to be supplied from engine control console.

101523 Signal and warn alarm in engine room

In engine room, suitable amount of signal box with logo lamp and runnings flash light red/yellow to be installed, with the following illuminated signal alarm identification signs.

Simultaneously with alarm display in signal boxes in engine room rotating lights and electric siren to be actuated.

Power supply AC 220V DC 24V from emergency source.

101524 General alarm system

One (1) set of general alarm system shall be provided. The alarm bell shall be installed in inner passage, galley, mess room, steering gear room, engine control room, etc.

Engine room to be provided rotational audible and visual alarm column.

Wheelhouse to be installed buzzer.

General alarm junction box to be provided for each deck. General alarm push button to be installed in the port and stbd. of life boat embarkation station. The alarm shall sound double tone. Power to be supplied from wheelhouse control console.

101525 Ref. chamber alarm (DC24V)

One set of ref., provision chamber alarm device shall be provided. Each one (1) switch shall be fitted in the galley and outside of galley so as to signal when someone is locked in.

Power to be supplied from wheelhouse control console.

1016 Nautical Equipment

Gyrocompass (with two repeaters on the both side of bridge wings and one repeater in steering gear room.)	1
Auto Pilot	1
Magnetic compass (Standard magnetic reflector	1
Binnacle type c/w magnifying Glass and azimuth circle.)
Echo sounder (450m range c/w recorder.)	1
Doppler Log.	1
Radar (X-band ARPA Raster scan type with true motion display unit; S-band ARPA Raster scan type with relative motion display.)	2
DGPS navigator	2
Automatic Identification System (AIS)	1
Voyage Data Recorder (VDR)	1
Window wipers (horizontal c/w F.W. washing)	3
Clear View Screens (300mm diameter)	2
Anemometer and anemoscope	1
Air Horn	1
Mechanical plunger horn (electric motor driven)	1
Clock and Barometer	2

Rudder Angle Indicator (of wall mounted and two additional rudder angle repeaters to be supplied on both side of bridge wings.)	1 set

Propeller R.P.M indicators (one (1) in wheelhouse and one (1) in ECR, two additional propeller R.P.M repeaters to be supplied on both side of bridge wings.	1 set

All rules and regulations should be updated with the latest requirements till the date the contracts be signed.

All nautical/communication equipments to be to be with approval certificated.

1017 Radio Equipment

Equipments as hereinafter specified are the major components and characteristics of the installations, all accessories necessary for complete operation shall be delivered by shipyard.

All equipment shall able to communicate with the other relevant navigation/radio communication requirements with amendments for [ILLEGIBLE] with additional equipment [ILLEGIBLE].

MF/HF Radio Receiver (250W) with Voice Connection	1
INMARSAT-C MES with built in EGC receiver.	2
VHF/DSC radio telephones with built in VHF/DSC Watch receivers.	2
Radar transponders (SART)	2

Navtex Receiver (518 kHz) (with automatic printing of navigation and meteorological warning broadcast)	1

VHF 2 – Way radios.	3
Robust, intrinsically safe, battery operated, portable [ILLEGIBLE] radios for use in daily operational communication.	3

Air band transceivers (one portable) with spare batteries and battery charger shall be provided	2
Ship Security Alert System

Makers’ List of 5500dwt Class Oil Tanker

1.                          The list defines the subcontractors of major plant, machinery, equipments and material without preference.

2.                          Where two or more makers are described for a single item, the Builder has the right to select the maker who offers the lowest price, however, equipment must always meet the specification requirements. The Builder will give an order list to the Buyer soon after effectiveness of the contract, to specify which maker they will use. If the Buyer prefers a maker who offers a higher price, the Buyer shall either push the maker to offer the lowest price as others are offering, or bear the cost of price difference within fifteen (15) days after receipt of the above-mentioned order list.

3.                          Both the Owner and the Yard have the right to nominate makers which were not involved in this list provided their products meet the requirements of the specification and mutually agreed between the Owner and the Yard.

4.                          Other plants, machineries, equipments and materials which are not mentioned in the list shall be supplied by the subcontractors selected by the Builder, however all must meet specification requirements and Buyers consent which shall not be unreasonably withheld.

5.                          Items marked with *indicate buyer’s preference and the builder will take this into consideration when selecting suppliers

NO.	Name of equipment	Manufacturer	Country
1	Steering gear and rudder	*South China Marine Plant (SCM)	China
		Becker(Licence)	China
		Nanjing Hanghai Equip. Co	China
		Nanjing Hongzhuang Equip. Co	China
2	Windlass & Mooring Winch	*South China Marine Plant (SCM)	China
		Zheng-Jiang	China
		Tai Xin	China
		Wu Xi Hai Tian	China
3	Provision Crane	*Zhenjiang marine auxiliary machinery works	China
		Normarine License – HN	China
		Huanan	China
		Hatlapa Licence – NJ	China
		Wu Xi Hai Tian	China
		Wuxi Huaxing Equipment Co	China
4	Hose Crane	*South China Marine Plant (SCM)	China
		Normarine License - HN	China
		Huanan	China
		Hatlapa License - NJ	China
		Tai Xin	China
		Wu Xi Hai Tian	China
		Wuxi Huaxing Equipment Co	China
5	Bow Thruster	*Shanghai hange M&E equipment	China
Co., Ltd(Schottel Licence)
		Kawasaki License - WH	China
6	Fixed Pitch Propeller	Huigang	China
		*Dalian	China
		Zheng - Jiang	China
7	Rescue Boat/	*Zhenjiang marine auxiliary machinery works	China
	Freefall Lifeboat & Davitt	Norsafe License	China
		Hardin License	China
		Jiangyin China	China
		Qing-Dao Bei-Yang	China
		Qing-Dao Bei-Hai	China
8	Liferaft	Shanghai Da-Cheng	China
		Shanghai Yue-Long	China
9	Paint/Coating	Hempel
*Jotun
IP International paint
Sigma
Kansai – cosco
Chugoku
10	Zinc/Aluminum Anodes	Jiang-Yin	China
		Shanghai	China

11	Hatch Cover ISO Standard	Huang Shan – JY Cheng Jiang – JY Wu Xi Hai Lan Wu-Xi Dong-Zhou	China China China China
12	Portable Ladder	Huang Shan – JY Cheng Jiang – JY Wu Xi Hai Lan Wu-Xi Dong-Zhou	China China China China
13	Window & Scutle	Huang Shan – JY Cheng Jiang – JY Wu Xi Hai Lan Wu Xi Dong Zhou	China China China China
14	Anchor	Y-D Casting LTD Jingjiang Zheng jiang Dalian	China China China China
15	Chain Cable	Jing Jiang Zheng Jiang	China China
16	Fire Proof Door	Su-Zhou Cao Yang (6301 Factory) Hai Lu (Jiang Yin) Huang Shan – JY Wu Xi Hai Lan	China China China China China
17	Fire Proof Material	Su-Zhou Cao Yang (6301 Factory) Hai-Lu (Jiang Yin) Huang Shan – JY Wu Xi Hai Lan	China China China China China
18	Bath Units	*Shanghai Hui He Chao Yang Hai-Lu Su Zhou MuYi	China China China China
19	Galley Equipment	Jiang -Yin Wu-Xi Qian-Qiq	China China
20	Laundry Equipment	Jiang-Yin Hai Lu Su-Zhou	China China

B. MACHINERY PART

1	Main Engine	*Daihatsu License [ILLEGIBLE]	China Germany
2	Gear Box	*Chongqing Hangzhou Gear Box Co LTD Siohuan Qingjiang package supply (Imported) subject to Purchaser’s Approval	China China China
3	Main Diesel Generator	CAT Cummins License	China USA China
4	Emergency Diesel Generator	*Cummins License MAN/Lindenberg CAT	China Germany USA
5	Air Compressor	*Ningbo Tianli Sperry Hamworthy License Sauer & Sohn License Nan Jing jiang Yue H & H	China
6	Air Dryer	Nan-Tong Hang-Hai Nan-Tong Marine	China China
7	Centrifugal Pumps (E/R)	Shanghai Guang Ning Zhenghua	China China China
8	Screw Pumps (E/R)	Tian-Jing Shide Tian-Jing Zhenghua	China China China
9	Purifiers	Alfa-Laval *Westfalia Nan Jing Lu Zhou Taixing Mitsubishi	Sweden F.R.G China China Japan
10	Oily Water Separator	*Taiko Shanghai Tai-Xiang *Nan-Jing Lu-Zhou	Japan China China China
11	Oily Water Discharge Monitoring System	*VAF OPTEC Cleantoll Jawa	Holland Finland Sweden
12	Incinerator	*Nanjing Luzhou Golar Licence (N-J) Nisshin Taixin	China China Japan China

13	Fresh Water Generator	*Westfalia Gefico-Aquamar A.P.V. Guangdong Deli Serck	Sweden Denmark China Germany
14	Sewage Treatment Plant	*Jiangsu Antarctic Mach. Co. Ltd. Taixing Hamworthy License	China China
15	Stern Tube Seal	Blohm + Voss License Simplex License – Split type *Cedervall License – Split type Ning Bo IHC Package Supply (imported) Jiangsu Dongtai Subject to Purchaser’s Approval	China China China China China
16	Fans (E/R & Other)	Nordisk License Qing-Dao Nantong Tai Xin Shanghai	China China China China China
17	Air Conditioning Plant	*Jiangsu zhaosheng Viking H & H Carrier License (SH) Tai Xin Zheng Jiang Hi-Press	China Singapore China China China China
18	Air Conditioning For ECR	*Jiangsu zhaosheng Viking H & H Carrier License (SM) Hi-Press	China Singapore China
19	Refrigerating Plant	*Jiangsu zhaosheng Viking Carrier License (BH) Tai Xin Zheng jiang H & H	China Singapore China China China
20	Monitoring & Alarm System For E/R	*VAF Scana molland Teresaki License STN Atlas License Shanghai Rongde Goldem	Holland China

21	Bridge & ECR Consoles	Norcontrol
		*Xin Ya+ ABB Schneider License Guangdong Yunfu Wenzhou Jiangnan STN Atlas License	China China China China China
22	Fire Fighting System	*Shanghai anxing Wu-Han Xi-Pu Jiang-Xi Marine Valve Shanghai	China China China China
23	Fire Fighting Pump / General Service Pump	Tianjing Zhenghua Guang ning Shanghai	China China China China
24	Emergency Fire Pump	Tianjing Zhenghua Guang ning Shanghai	China China China China
25	Engine Room Crane	Jing Jiang Jiang-Yin	China China
26	Aux Boiler	*Qingdao Aalborg (China) Shazhou [ILLEGIBLE]	China China
27	Air Reservoir	JingJiang Jianghai Marine Equipment Qing-Dao	China China China
28	Fuel Oil Supplement Unit	Hansegawa (Arigine) Macine Co., Ltd Nan-Tong (Key parts imported) *Alfa-Laval Westfalia Package Supply (imported) Tai Xin Nan Jing Lu Zhou Suspect to Purchaser’s Approval	China China Sweden Germany China China
29	Flow Meter	Shanghai He-Fei	China China

C. CARGO SYSTEM EQUIPMENT

1	Cargo Pump	*Tian-Jing Huaiyin Tain-Jing Sui-De	China China China
2	Stripping / Slop pump	*Tian-Jing Huaiyin Tain-Jing Sui-De	China China China
3	Stripping Ejector	*Tian-Jing Huaiyin Tain-Jing Sui-De	China China China
4	Water Ballast Pump & Foam Pump & Fire Pump & Tank Cleaning Pump	Tain-Jing Da-Huang KSB License (SH) Zhenghua Guangning	China China China China

5	Portable Tank cleaning Machine	Scanjet Polar Toftejorg Dasoc *Victor Pyrate	China Sweden
6
7	Cargo Tank Level / Temperature Pressure Gauge System	Auxitrol Scana *Shanghai Rongde Saab	Singapore Norway China Sweden
8	Independent High-High Level Alarm	Auxitrol Scana *Shanghai Rongde Saab	Singapore Norway China Sweden
9	Oil/Water Interface Detector	TS Tank System *MMC	Swiss USA
10	Butterfly Valve (supply information to the purchaser)	Nan-Tong *Da-Lian(Nakakita) Shanghai	China China China
11	Heating Coils SUS316L	Nihon Hi-Ment Chongzhou Boiler Device Co Korea Made Subject to Purchasers Approval Local Supply Subject to Purchasers Approval	Japan China China
12	Portable Gas Free Fan	Scanjet Dasic *Victor Pyrate Shanghai	China Sweden China
13	Gas Detection System	Consilium Omikron Auxitrol/Gasbal Imported subject to purchasers approval *Shanghai Rongde	Sweden Norway China
14	Mist Water System For E/R	*Tyco Semco Nabco Wuhan Nanjing	UK Denmark Japan China China

D. ELECTRIC PART

1	Alternator	Stamford Siemens License *Taiyo / Nishishiba Main generator package supply subject to purchasers approval	China Japan
2	Electric Motor	Stamford Siemens License ABB License *Taiyo Package supply subject to purchasers approval	China China Japan
3	Switchboard & Emergency Switch Board	JRCS License STN Atlas License HDW License (W-X) Jiangnan Terasaki License Guangdong Yunfu *Xin Ya+ABB	China China China China China China
4	Transformer	Tai Zhou Lu-Shuen *Gaoyao Jiangnan Zhen-Jiang	China China China China
5	Starter & Group Starter	*Xin Ya+ABB Shanghai Electric Group JRCS License Nan-Jing Han-Hai Jiangnan Guangdong Yunfu HDW License Siemens License STN Atlas	China China China China China
6	Light Appliance	Shen-Gan Zhe-Jiang Haixing Yanyang Shanghai	China China China China China
7	Distribution Panel	*XinYa+ABB Shanghai Guangdong Yunfu Nan-Jing Tai Zhou	China China China China China
8	Radio Equipment	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec STN Atlas	Japan Japan Japan

9	Interior Communication	JRC *Simbo Marine Systems Ltd. [ILLEGIBLE] Tokimec	Japan Japan Japan
10	Navigation Equipment	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec	Japan Japan Japan
11	Cable	*Shanghai Yang Zhou Yuan-Yang Chang-Zhou Yang-Zhou Guangming Suzhou Draka	China China China China China
12	Master Clock	Seiko Nippon Hakuyo Citizen	Japan Japan Japan
13	Gyro/Autopilot	*Simbo Marine Systems Ltd. (Tokimec) Anschutz Sperry Robertsen C. Plath STN Atlas	China/Japan Germany USA Norway Japan Germany
14	Echo Sounder	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec STN Atlas	Japan Japan Japan
15	Speed log	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec STN Atlas	Japan Japan Japan
16	Air Horn	Jiang-Xi Saracom	China China
17	DGPS Receiver	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec STN Atlas	Japan Japan Japan
18	Navtex Receiver Weather Fax	JRC *Simbo Marine Systems Ltd. (Furuno) Tokimec STN Atlas	Japan Japan Japan
19	VDR	*Consilium Gmbh	Sweden